Exhibit 99.2

TERM LOAN AGREEMENT

Dated as of April 11, 2012

by and among

CONTAINER APPLICATIONS LIMITED

(as “Borrower”)

CAI INTERNATIONAL, INC.
(as “Guarantor”)

THE LENDERS LISTED ON SCHEDULE 1 HERETO

and

SUNTRUST BANK

as Administrative Agent (the “Administrative Agent”)

with

SUNTRUST ROBINSON HUMPHREY, INC.,

as Sole Lead Arranger and Bookrunner

1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	1.1.	Definitions	1
	1.2.	Rules of Interpretation.	24

2.	THE SENIOR CREDIT FACILITY		24

	2.1.	Term Loans	24
	2.2.	Evidence of Debt	25
	2.3.	Interest	25
	2.4.	Request for Term Loans	25
	2.5.	Conversion Options	25
	2.6.	Funds for Term Loans	26
	2.7.	Change in Borrowing Base	27
	2.8.	Term Loan Facility	27
	2.9.	Increase in Size of Term Loan Facility; Additional Lenders.	27

3.	REPAYMENT OF THE TERM LOANS		31

	3.1.	Principal Payment Amounts	31
	3.2.	Mandatory Repayments of Term Loans	31
	3.3.	Optional Repayments of Term Loans.	33

4.	[RESERVED]		33

5.	CERTAIN GENERAL PROVISIONS		33

	5.1.	Fees	33
	5.2.	Funds for Payments	33
	5.3.	Computations	35
	5.4.	Inability to Determine Eurodollar Rate	35
	5.5.	Illegality	35
	5.6.	Additional Costs, etc	36
	5.7.	Capital Adequacy	37
	5.8.	Certificate	37
	5.9.	Indemnity	37
	5.10.	Interest After Default	37
	6.	COLLATERAL SECURITY AND GUARANTIES	38
	6.1.	Security of the Borrower	38
	6.2.	Guaranty	38
	6.3.	Release of Collateral	38

7.	REPRESENTATIONS AND WARRANTIES		38

	7.1.	Corporate Authority	38
	7.2.	Governmental or Third Party Approvals	39
	7.3.	Title to Properties; Leases	39
	7.4.	Financial Statements and Projections	39

	7.5.	No Material Adverse Changes; No Disallowed Restricted Payments	40
	7.6.	Franchises, Patents, Copyrights, etc	40
	7.7.	Litigation	40
	7.8.	No Materially Adverse Contracts, etc	40
	7.9.	Compliance with Other Instruments, Laws, etc	41
	7.10.	Tax Status	41
	7.11.	No Event of Default	41
	7.12.	Investment Company Act	41
	7.13.	Absence of Financing Statements, etc	41
	7.14.	Perfection of Security Interest	41
	7.15.	Certain Transactions	41
	7.16.	Employee Benefit Plans	42
	7.17.	Use of Proceeds	42
	7.18.	Environmental Compliance	43
	7.19.	Subsidiaries, etc	43
	7.20.	Collection Accounts	43
	7.21.	Disclosure	44
	7.22.	Benefits of Intercreditor Agreement	44
	7.23.	Solvency	44
	7.24.	Insurance	44
	7.25.	Foreign Assets Control Regulations, Etc	44
	7.26.	Taxpayer Identification Number	45
	7.27.	Updates to Certain Schedules	45

8.	AFFIRMATIVE COVENANTS		45

	8.1.	Punctual Payment	45
	8.2.	Maintenance of Office	45
	8.3.	Records and Accounts	45
	8.4.	Financial Statements, Certificates and Information	46
	8.5.	Notices	48
	8.6.	Legal Existence; Maintenance of Properties	49
	8.7.	Insurance	49
	8.8.	Taxes	49
	8.9.	Inspection of Properties and Books, etc	49
	8.10.	Compliance with Laws, Contracts, Licenses, and Permits	50
	8.11.	Employee Benefit Plans	51
	8.12.	Use of Proceeds	51
	8.13.	Manager Collection Accounts; Collection Account	51
	8.14.	Collateral Security of Foreign Subsidiaries	51
	8.15.	Intellectual Property; Operations Support Systems	51
	8.16.	Further Assurances	51

9.	CERTAIN NEGATIVE COVENANTS		52

	9.1.	Restrictions on Indebtedness	52
	9.2.	Restrictions on Liens	53
	9.3.	Restrictions on Investments	55
	9.4.	Restricted Payments	56

- ii -

	9.5.	Merger, Acquisitions and Consolidation; Disposition of Assets	56
	9.6.	Sale and Leaseback	57
	9.7.	Compliance with Environmental Laws	57
	9.8.	Amendment of Intercreditor Agreement	57
	9.9.	Employee Benefit Plans	57
	9.10.	Business Activities	58
	9.11.	Fiscal Year	58
	9.12.	Transactions with Affiliates	58
	9.13.	Interest Rate Protection Agreements	58
	9.14.	Commingling of Assets	58

10.	FINANCIAL COVENANTS		58

	10.1.	Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth	58
	10.2.	Minimum Fixed Charge Coverage Ratio	59

11.	CLOSING CONDITIONS		59

	11.1.	Loan Documents etc	59
	11.2.	Certified Copies of Governing Documents	59
	11.3.	Corporate or Other Action	59
	11.4.	Incumbency Certificate	59
	11.5.	Validity of Liens	59
	11.6.	Asset List; Perfection Certificates and UCC Search Results	59
	11.7.	Certificates of Insurance	60
	11.8.	Borrowing Base Reports	60
	11.9.	Financial Condition	60
	11.10.	Opinion of Counsel	60
	11.11.	Payment of Fees and Expenses	60
	11.12.	No Material Adverse Change	60
	11.13.	Approval of Collateral Pool	60
	11.14.	Know Your Customer Information	60
	11.15.	Consents, etc	60
	11.16.	Further Assurances	61
	11.17.	Representations True; No Event of Default	61
	11.18.	No Legal Impediment	61
	11.19.	Governmental Regulation	61
	11.20.	Proceedings and Documents	61
	11.21.	Borrowing Base Report; Approval of Collateral Pool	61
	11.22.	Borrowing Base Compliance	61
	11.23.	Additional Security Documents	61

12.	[RESERVED]		62

13.	EVENTS OF DEFAULT; ACCELERATION; ETC		62

	13.1.	Events of Default and Acceleration	62
	13.2.	Remedies	65
	13.3.	Distribution of Collateral Proceeds	65

- iii -

14.	THE ADMINISTRATIVE AGENT		66

	14.1.	Authorization	66
	14.2.	Nature of Duties of the Administrative Agent.	66
	14.3.	Lack of Reliance on the Administrative Agent.	67
	14.4.	Certain Rights of the Administrative Agent.	67
	14.5.	Reliance by the Administrative Agent.	67
	14.6.	The Administrative Agent in its Individual Capacity.	67
	14.7.	Successor Administrative Agent.	68
	14.8.	Withholding Tax.	68
	14.9.	The Administrative Agent May File Proofs of Claim.	69
	14.10.	Authorization to Execute Other Loan Documents.	69
	14.11.	Collateral and Guaranty Matters.	69
	14.12.	[Reserved].	70
	14.13.	Right to Realize on Collateral and Enforce Guarantee.	70
	14.14.	Indemnity	70

15.	ASSIGNMENT AND PARTICIPATION		71

	15.1.	Conditions to Assignment	71

16.		PROVISIONS OF GENERAL APPLICATIONS	73

	16.1.	Setoff	73
	16.2.	Expenses	74
	16.3.	Indemnification	74
	16.4.	Treatment of Certain Confidential Information	76
	16.5.	Survival of Covenants, Etc	76
	16.6.	Notices	77
	16.7.	Governing Law	78
	16.8.	Headings	79
	16.9.	Counterparts	79
	16.10.	Entire Agreement, Etc	79
	16.11.	Waiver of Jury Trial	79
	16.12.	Consents, Amendments, Waivers, Etc	79
	16.13.	Severability	81
	16.14.	USA PATRIOT Act Notice	81
	16.15.	Appointment of Sole Lead Arranger and Bookrunner	81
	16.16.	Replacement of Lenders.	81

17.	GUARANTY		82

	17.1.	Guaranty	82
	17.2.	Rights of Lenders	83
	17.3.	Certain Waivers	83
	17.4.	Obligations Independent	83
	17.5.	Subrogation	83
	17.6.	Termination; Reinstatement	84
	17.7.	Subordination	84

- iv -

	17.8.	Stay of Acceleration	84
	17.9.	Condition of the Borrower	84

18.	ACKNOWLEDGEMENT		85

- v -

Exhibits

Exhibit A	Form of Borrowing Base Report

Exhibit B	Form of Term Note

Exhibit C	Form of Loan Request

Exhibit D	Form of Compliance Certificate

Exhibit E	Form of Assignment and Assumption

Schedules

Schedule 1	Lenders and Commitments

Schedule 7.3	Title to Properties; Leases

Schedule 7.7	Litigation

Schedule 7.15	Certain Transactions

Schedule 7.19(a)	Subsidiaries

Schedule 7.19(b)	Joint Ventures

Schedule 7.20	Bank Accounts

Schedule 9.1	Existing Indebtedness

Schedule 9.2	Existing Liens

Schedule 9.3	Existing Investments

Schedule 16.6.1	Certain Addresses for Notices

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT is made as of April 11, 2012 (this “Loan Agreement”), by and among CONTAINER APPLICATIONS LIMITED, an international business company organized under the laws of Barbados having its principal place of business at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West  Indies (“CAL” or the “Borrower”), CAI INTERNATIONAL, INC., a Delaware corporation having its principal place of business at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105, as the Guarantor, the lending institutions from time to time listed on Schedule 1 hereto (the “Lenders”), SUNTRUST BANK, a Georgia state-chartered member of the Federal Reserve System having its principal place of business at 303 Peachtree Street, Atlanta, Georgia 30308, as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), and SUNTRUST ROBINSON HUMPHREY, INC., as Sole Lead Arranger and Bookrunner.

RECITALS

WHEREAS, the Borrower is engaged in the owning and leasing of marine cargo containers and activities incidental thereto; and

WHEREAS, the Borrower has requested that the Lenders provide a term loan facility and, subject to and upon the terms set forth herein, the Lenders are willing to make available to the Borrower the term loan facility set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           DEFINITIONS AND RULES OF INTERPRETATION.

1.1.          Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Loan Agreement referred to below:

Account Control Agreement.  An account control agreement, in form and substance satisfactory to the Administrative Agent, by and among (i) the Borrower or the Guarantor, as applicable, (ii) the relevant financial institution maintaining a Collection Account on behalf of the Borrower or the Guarantor, as applicable, (iii) the Administrative Agent for the benefit of the Secured Parties and (iv) any other parties thereto (if any).

Accounts Receivable.  All accounts (as defined in the Uniform Commercial Code) and rights of the Borrower, the Guarantor or any of their respective Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower, the Guarantor or any of their respective Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

Accumulated Depreciation. With respect to any Eligible Container, as of the date of determination, an amount equal to the aggregate amount of depreciation expense recorded with respect to such Eligible Container since the date of original acquisition by the Borrower or the Guarantor, as applicable.  The Accumulated Depreciation of Eligible Containers for the purpose of calculating the Borrowing Base shall be according to the depreciation policy of the Borrower or the Guarantor, as applicable, and shall comply with generally accepted accounting principles and, in any event, shall set forth all write-downs in the value of such Eligible Container.

Additional Lender.  See §2.9.2.

Adjustment Date.  The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to §8.4(d).

Administrative Agent’s Office.  The Administrative Agent’s office located at 303 Peachtree Street, Atlanta, Georgia  30308, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent.  SunTrust Bank, acting as administrative agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with §14.9.

Administrative Agent’s Special Counsel.  SNR Denton US LLP or such other counsel as may be approved by the Administrative Agent.

Administrative Questionnaire.  An Administrative Questionnaire in a form supplied by the Administrative Agent.

Affiliate.  With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent Parties.  See §16.6.3.

Aggregate Net Book Value.  As of any date of determination, an amount equal to the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the month immediately preceding such date of determination) of all Eligible Containers.

Applicable Margin.  Either of the following: (A) with respect to Eurodollar Rate Loans, two and one-half of one percent (2.50%) and (B) with respect to Base Rate Loans, one and one-half of one percent (1.50%).

Applicable Pension Legislation.  At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Guarantor or any of its Subsidiaries.

Approved Fund.  Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger.  SunTrust Robinson Humphrey, Inc., in its capacity as Sole Lead Arranger and Bookrunner.

Asset Sale.   Any sale, transfer or other disposition, or any series of related sales, transfers or other dispositions (including any sale and leaseback transaction), by the Borrower or the Guarantor of any Eligible Containers.

Assignee Group.  Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption.  An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by §15.1.2, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

Balance Sheet Date.  December 31, 2011 or, if later, the date of the most recent audited financial statements delivered pursuant to §8.4.

Barbados Security Documents.  All agreements, instruments, filings, records, notices and documents (including any collateral and perfection certificates) in or with respect to Barbados executed or delivered pursuant to or in connection with the Collateral.

Base Rate.  For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the Eurodollar Rate (for a period of one month) plus 1%.

Base Rate Loans.  Term Loans bearing interest calculated by reference to the Base Rate.

Bookrunner.  See Introductory Paragraph.

Borrower.  As defined in the preamble hereto.

Borrower Materials.  See §8.4.

Borrowing Base.  At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders pursuant to §8.4(f) which is equal to eighty-two and one-half of one percent (82.50%) of the sum of the Net Book Value of all Eligible Containers of the Borrower.

Borrowing Base Report.  A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit A hereto.

Business Day.  Any day on which banking institutions in New York, New York and Atlanta, Georgia, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

CAI.  As defined in the preamble hereto.

CAI Rail.  CAI Rail, Inc., a Delaware corporation, which is intended to commence a railcar leasing operation.

CAI Rail Indebtedness.  Indebtedness incurred by CAI Rail from time to time solely in connection with the purchase of railcars and related assets (including fees, costs and expenses incurred in connection with such purchase) or in connection with the refinancing of such Indebtedness.

CAI Rail Collateral.  (a) All the property, rights and interests of CAI Rail that is or is intended to be subject to the Liens securing the CAI Rail Indebtedness, and (b) the Capital Stock of CAI Rail.

CAL.  As defined in the preamble hereto.

Capital Assets.  Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures.  Amounts paid or Indebtedness incurred by the Guarantor or any of its Subsidiaries in connection with (i) the purchase or lease by the Guarantor or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by the Guarantor or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

Capitalized Leases.  Leases under which the Guarantor or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Capital Stock.  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

CERCLA.  See §7.18(b).

Change in Law.  The occurrence, after the date of this Loan Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority having jurisdiction over any applicable Lender(s) or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control.  An event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Guarantor on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)           any Person or two or more Persons acting in concert, other than one or more of the Equity Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Guarantor, or control over the equity securities of the Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Guarantor on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities;

(d)           a “change of control” or any comparable term under any other document or instrument evidencing Indebtedness of any Loan Party shall have occurred; or

(e)           any event or series of events by which the Guarantor shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of the Borrower.

Closing Date.  The first date all the conditions precedent in §11 are satisfied or waived and any Term Loans are to be made.

Code.  The Internal Revenue Code of 1986.

Collateral.  All of the property, rights and interests of the Borrower and the Guarantor that are or are intended to be subject to the Liens created by the Security Documents.  For the avoidance of doubt, Collateral shall include, without limitation, all Eligible Containers and all products and proceeds of the foregoing.

Collection Account.  Any bank account (including any deposit account or securities account) which is (i) established with the Administrative Agent as the depositary bank or (ii) subject to an Account Control Agreement (or such other agreement(s) required under applicable law required) in favor of the Administrative Agent for the benefit of the Secured Parties and, in each case, which the Administrative Agent has a first priority perfected security interest in and Lien upon such bank accounts (to the extent pertaining to the Collateral) and the Collateral held therein, subject to the Intercreditor Agreement.

Commitment.  With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make Term Loans to the Borrower, as the same may be increased or reduced from time to time in accordance with the terms and conditions set forth herein; or if such commitment is terminated pursuant to the provisions hereof, zero.

Commitment Percentage.  With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders.

Competitor.  Any Person (other than the Borrower, the Guarantor and their respective Affiliates) that is actively engaged in any of the businesses that any of the Loan Parties and their Subsidiaries are permitted to engage in pursuant to §9.10.

Compliance Certificate.  See §8.4(d).

Concentration Limit.  As of any date of determination, the sum of the Net Book Values of all Eligible Containers that are Refrigerated Containers shall not exceed an amount equal to twenty percent (20%) of the Aggregate Net Book Value.

Consolidated or consolidated.  With reference to any term defined herein, shall mean that term as applied to the accounts of the Guarantor and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA.  With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of the Guarantor and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by the Guarantor or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

Consolidated EBITDAR.  With respect to any fiscal period of the Guarantor and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period plus (b) consolidated rental expense on Rental Obligations for such fiscal period as determined in accordance with GAAP.

Consolidated Funded Debt.  At any time of determination, with respect to the Guarantor and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Guarantor and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Guarantor or any of its Subsidiaries.

Consolidated Net Income (or Deficit).  The consolidated net income (or deficit) of the Guarantor and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Operating Cash Flow.  With respect to any fiscal period of the Guarantor and its Subsidiaries, an amount equal to (i) Consolidated EBITDAR for such fiscal period, minus (ii) cash income taxes paid or payable in such fiscal period.

Consolidated Tangible Net Worth.  As of any date of determination, for the Guarantor and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the Guarantor and its Subsidiaries on such date minus the Intangible Assets of the Guarantor and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Total Debt Service.  With respect to the Guarantor and its Subsidiaries and for any Reference Period, the sum, without duplication, of (a) any and all repayments or prepayments of principal, during such period in respect of Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by the Guarantor or any of its Subsidiaries, plus (b) Consolidated Total Interest Expense paid or payable in cash during such Reference Period, plus (c) consolidated rental expense on Rental Obligations for such period as determined in accordance with GAAP.

Consolidated Total Interest Expense.  For any period, the aggregate amount of interest required to be paid or accrued by the Guarantor or any of its Subsidiaries during such period on all Indebtedness of the Guarantor or such Subsidiary outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Containers.  The marine and intermodal cargo containers owned by the Borrower and the Guarantor and employed by the Borrower and the Guarantor in the conduct of their business, including, without limitation, refrigerated and dry van, tank, open top and flat rack containers and refrigeration units and generator sets associated therewith, but excluding any chassis for such containers.

Control.  The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

Conversion Request.  A notice given by the Borrower to the Administrative Agent of the Borrower’s election to convert or continue a Term Loan in accordance with §2.5.

Debtor Relief Laws.  The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default.  See §13.1.

Direct Finance Lease.  A Lease pursuant to which any Person leases Containers (other than tank, open top and flat rack containers and generator sets) to a lessee and (a) the terms of such lease provide that title to such Containers will pass to such lessee at the end of the lease term automatically or at the option of the lessee for no additional consideration or for consideration so nominal that the lessee would be economically compelled to exercise such option and (b) the interest component of the proceeds of such lease are booked on such Person’s financial statements as “Income from Direct Finance Leases” in accordance with GAAP.

Distribution.  With respect to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Person or any of its Subsidiaries, other than dividends payable solely in shares of common stock of such Person; (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of such Person or any of its Subsidiaries, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); (c) the return of capital by such Person or any of its Subsidiaries to its shareholders as such; or (d) any other distribution on or in respect of any shares of any class of Capital Stock of such Person or any of its Subsidiaries.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender that will be making or maintaining Base Rate Loans.

Domestic Subsidiary.  Any Subsidiary that is organized under the laws of any political subdivision of the United States.

Effective Advance Rate.  As of any date of determination, the quotient (expressed as a percentage) obtained by dividing (x) the then aggregate unpaid principal amount of all of the Loans by (y) the Borrowing Base as of such date of determination.

Eligible Assignee.  Each of (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Guarantor (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the Guarantor, any Affiliate or Subsidiary of the Borrower or the Guarantor or any Competitor (or Affiliate of any such Competitor).

Eligible Container.  Each Container owned by the Borrower or the Guarantor, as applicable, which (a) is subject to a first priority fully perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in Barbados and in all jurisdictions within the United States of America where filing financing statements in accordance with the Uniform Commercial Code is necessary to perfect the Administrative Agent’s security interest in such Containers, (b) is subject to no other Liens except Permitted Liens that are permitted pursuant to §§9.2.1(v) and (x), (c) is in a serviceable condition in the normal course of business, (d) has not suffered an Event of Loss, (e) is not the subject of a finance or trade credit arrangement between the Borrower or the Guarantor, as applicable, as obligor and a third party obligee but is owned by the Borrower or the Guarantor, as applicable, outright, (f) is not then subject to a Direct Finance Lease (provided, however, that a Container that has been recovered from the lessee under a defaulted Direct Finance Lease shall qualify as an Eligible Container so long as such Container satisfies clauses (a), (b), (c), (d), (e), (g), (h) and (i) of this definition of Eligible Container), (g) is a Standard Container, (h) with respect to the inclusion of such Container in the calculation of the Borrowing Base shall not result in a violation of the Concentration Limit, and (i) as of the date of its manufacture, conformed to the Borrower’s or the Guarantor’s, as applicable, standard specifications for that category of Container and to any applicable industry standard specifications (including, without limitation, ISO and CSC standard specifications).

Embargoed Person.  See §7.25(c).

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

Environmental Laws.  See §7.18(b).

EPA.  See §7.18(c).

Equity Investors.  Mr. Hiromitsu Ogawa, members of his immediate family and trusts established for the benefit of Mr. Hiromitsu Ogawa and members of his immediate family, and senior executives of any Loan Party.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate.  Any Person which is treated as a single employer with the Borrower or the Guarantor under §414 of the Code.

ERISA Event.  (a) An ERISA Reportable Event with respect to a Guaranteed Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Guaranteed Pension Plan subject to §4063 of ERISA during a plan year in which it was a substantial employer (as defined in §4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under §4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of an Employee Benefit Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Guaranteed Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under §4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under §4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Eurodollar Base Rate.  See definition of Eurodollar Rate.

Eurodollar Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

Eurodollar Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

Eurodollar Rate.  For any Interest Period with respect to any Term Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage
Where,

Eurodollar Base Rate.  For any Interest Period of 1, 2 or 3 months, the rate per annum appearing on Reuters Screen LIBOR01 Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable thereto.  If for any reason such rate is not available, the Eurodollar Base Rate shall be, for any such Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Rate Loan comprising part of such borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at or about 10:00 a.m. (Atlanta, Georgia time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

Eurodollar Rate Loans.  Term Loans bearing interest calculated by reference to the Eurodollar Rate.

Eurodollar Reserve Percentage.  For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Event of Default.  See §13.1.

Event of Loss.  With respect to any Container, the occurrence of any of the following events:

(a)            total loss or destruction thereof;

(b)           theft or disappearance thereof without recovery (including any failure to recover a Container that is or was subject to a defaulted lease) within sixty (60) days after such theft or disappearance becomes known to the Borrower or the Guarantor;

(c)           damage rendering such Container unfit for normal use and, in the judgment of the Borrower or the Guarantor, beyond repair at reasonable cost; or

(d)           any condemnation, seizure, forced sale or other taking of title to or use of any such Container.

Excluded Intercompany Obligations.  Payments owing by the Borrower to the Guarantor arising in the ordinary course of business that represent either (a) payments of Net Operating Income (as defined in the Intercreditor Agreement) that are distributable to third party owners of containers and the associated lease, or (b) reimbursement for Operating Expenses (as defined in the Intercreditor Agreement) previously incurred.

Excluded Subsidiary.  Any Subsidiary of the Guarantor that (a) does not participate in any cash management or other arrangements under which any of its revenues, collections or payables are commingled with any assets of any Loan Party or Securitization Entity or under which any Loan Party provides cash management or other services supporting the collection of its revenues or payment of its expenses unless such services are provided on an arms-length basis and such Loan Party is reimbursed for the market cost of such services, (b) has no Indebtedness or other obligations that are guaranteed or secured by any assets of any Loan Party and (c) has provided to the Administrative Agent evidence of the foregoing satisfactory to the Administrative Agent.

Executive Order.  Executive Order 13224, signed by President George W. Bush on September 24, 2001.

Existing Lender.  See §2.9.

Existing Yield.  See §2.9.1.

Facility Amount.  Sixty Million Dollars ($60,000,000).

Federal Funds Rate.  For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the rate determined to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time) on such day.  The rate in clause (b) of the immediately preceding sentence shall be determined by the Administrative Agent (in the absence of manifest error).

Fee Letter.  The fee letter, dated as of April 11, 2012, among the Borrower, the Guarantor, the Administrative Agent and the Arranger, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Foreign Assets Control Regulations.  This the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V), as amended.

Foreign Subsidiary.  Any Subsidiary other than a Domestic Subsidiary.

Fund.  Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP or generally accepted accounting principles.  (a) When used in §10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in their respective financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

Governing Documents.  With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority.  Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Guaranteed Obligations.  See §17.1.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor.  CAI with respect to its Guaranty under Article XVII.

Guaranty.  Collectively, (i) the Guaranty made by the Guarantor under Article XVII and (ii) any other guaranty from time to time delivered in connection with this Loan Agreement or any other Loan Document, in each case, as the same may be amended, restated or otherwise supplemented from time to time.

Hazardous Substances.  See §7.18(c).

Increasing Lender.  See §2.9.2.

Incremental Commitment.  See §2.9.1.

Incremental Commitment Amount.  See §2.9.1.

Incremental Term Loans.  See §2.9.1.

Indemnitee.  See §16.3.

Indebtedness.  As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)	every obligation of such Person for money borrowed,

(b)           every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)           every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)           every obligation of such Person under any Capitalized Lease,

(f)            every obligation of such Person under any Synthetic Lease,

(g)           all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)           every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)            every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”), including the obligation of such Person under a Swap Contract or an Interest Rate Hedge Agreement,

(j)            every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)           every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)            all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower, the Guarantor or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Initial Yield.  See §2.9.6.

Intangible Assets.  Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

Intercreditor Agreement.  The Intercreditor Collateral Agreement, dated as of December 20, 2010 (as amended, modified or supplemented from time to time), by and among the Guarantor, the Borrower, certain “Lenders”, “Owners”, the “Revolver Agent”, the “Collateral Agent” (as each such term is defined therein) and certain other Persons that from time to time become party thereto.

Interest Payment Date.  (a) As to any Base Rate Loan, the last day of each Interest Period for such Base Rate Loan; and (b) as to any Eurodollar Rate Loan, the last Business Day of the Interest Period for such Eurodollar Rate Loan.

Interest Period.  With respect to any Term Loan, (a) initially, the period from the Closing Date through (but excluding) July 10, 2012 and (2) thereafter, each period commencing on the day of the expiration of the immediately preceding Interest Period for such Term Loan and ending on the one, two or three month anniversary (in the case of Eurodollar Rate Loans) or the three month anniversary (in the case of Base Rate Loans) of continuance of such Term Loan (as requested by the Borrower), or such lesser period as selected by the Borrower and available to and approved by the Administrative Agent; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)           if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(B)           if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C)           if the Borrower shall fail to give notice as provided in §2.5, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

(D)          any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(E)           any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Interest Rate Protection Agreement.  Any agreement providing for an interest rate swap, cap, collar, or other interest rate hedging mechanism with respect to interest payable on Indebtedness.

Investments.  All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall not be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

IP Rights.  Collectively, all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

Laws. Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Lender Affiliate.  With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

Lender Obligations.  See §19.1.

Lenders.  SunTrust Bank and the other lending institutions listed on Schedule 1 hereto (as such schedule may be updated from time to time pursuant to §2.9 to add Additional Lenders thereto) as Lenders and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §15.

Lien.  Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), charge or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing).

Loan Agreement.  As defined in the preamble hereto.

Loan Documents.  This Loan Agreement, the Term Notes, the Guaranty, the Fee Letter, the Security Documents and all other documents, instruments, agreements and certificates now or hereafter in connection with any of the foregoing or the transaction contemplated hereby.

Loan Party.  Each of the Borrower and the Guarantor.

Loan Request.  See §2.4.

Material Adverse Effect.  With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a)           a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrower, individually, or the Guarantor and its Subsidiaries, taken as a whole;

(b)           an adverse effect on the ability of any Loan Party or any of its respective Subsidiaries, individually and/or taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

(c)           any impairment of the validity, binding effect or enforceability of this Loan Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

Material Subsidiary.  A Subsidiary of the Guarantor which (x) owns assets in excess of 2.50% of the book value of the total assets of the Guarantor and its Subsidiaries or (y) has revenues in excess of 2.50% of the total revenues of the Guarantor and its Subsidiaries.

Maturity Date.  April 11, 2017.

Moody’s.  Moody’s Investors Services, Inc.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.

Net Book Value.  With respect to an Eligible Container, as of the date of determination, an amount equal to the Original Cost of such Eligible Container less the Accumulated Depreciation of such Eligible Container as of  the last day of the month immediately preceding such date of determination.

Net Cash Sale Proceeds.  In connection with any Asset Sale, the proceeds thereof in the form of cash and cash equivalents, net of (i) selling expenses, brokers’ fees and commissions, attorneys’ fees, accountants’ fees and similar fees and expenses, in each case to the extent paid to third parties, and (ii) other customary fees and expenses actually incurred in connection therewith.

Non-Conforming Credit Extensions.  See §2.9.5.

Obligations.  All indebtedness, obligations and liabilities of each Loan Party and its respective Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or any Interest Rate Protection Agreement or Swap Contract entered into with any Lender or the Administrative Agent (or Affiliates thereof) or any of the Term Loans incurred or any of the Term Notes or other instruments at any time evidencing any of the foregoing.

Original Cost.  With respect to any Eligible Container, the basic purchase price therefor expressed in Dollars as invoiced by the supplier of any unit of container equipment (such price being the firm works unit price thereof as set out in the relevant purchase order) plus any related shipping and positioning charges as invoiced, as determined in accordance with GAAP and the Borrower’s or the Guarantor’s, as applicable, policies and past practice.  Notwithstanding the foregoing, the calculation of the Original Cost must be satisfactory to the Lenders.

outstanding or Outstanding.  With respect to the Term Loans, the aggregate unpaid principal thereof as of any date of determination.

Participant.  See §15.1.4.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

PCAOB.  The Public Company Accounting Oversight Board.

Perfection Certificate.  The Perfection Certificate as defined in the Security Agreement.

Permitted Acquisitions.  Any acquisition by the Borrower or the Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, the Capital Stock of, or a business line or unit or a division of, any Person; provided that:

(i)             immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)            all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable approvals of Governmental Authorities;

(iii)           such acquisition shall be consensual and shall have been approved by the board of directors of such Person;

(iv)           in the case of the acquisition of Capital Stock, the issuer of such Capital Stock shall become a Subsidiary of the Guarantor immediately after consummation of the applicable transaction;

(v)           on a pro forma basis after giving effect to such acquisition, each Loan Party is in compliance with the financial covenants contained in §10 applicable to such Loan Party for the period immediately prior to the making of such acquisition and during the twelve (12) month period immediately following the making of such acquisition;

(vi)           any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which the Guarantor and its Subsidiaries are permitted to engage in pursuant to §9.10 and activities related thereto; and

(vii)          the Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from Responsible Officers of the Borrower certifying that the conditions set forth in clauses (i) through (vi) above are satisfied (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clause (v) above (all based on fair and reasonable projections of the financial performance of the Guarantor and its Subsidiaries)).

Permitted Liens.  Liens permitted by §9.2.

Permitted Securitization.  Any secured lending facility entered into by a Securitization Entity after the Closing Date solely for the purpose of purchasing or financing assets of a Loan Party or any of its respective Subsidiaries, provided that (i) any Indebtedness incurred in connection with such facility is non-recourse to any Loan Party or any of its respective Subsidiaries and their respective assets, (ii) such Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) other than the initial Investment in such Securitization Entity, no Loan Party or any of its respective Subsidiaries is required to make additional Investments in such Securitization Entity, (iv) no Loan Party or any of its respective Subsidiaries have any material contract, agreement, arrangement or understanding with such Securitization Entity other than on terms no less favorable (in the aggregate) to such Person (as determined in good faith by the Guarantor's Chief Financial Officer) than those that might be obtained at that time from Persons that are not Affiliates of the Borrower, and (v) no Loan Party or any of its respective Subsidiaries has any obligation to maintain such Securitization Entity’s financial condition or cause such Securitization Entity to achieve certain levels of operating results other than any obligation of such Person as an equipment manager of Containers with respect to such Securitization Entity.

Person.  Any individual, corporation, limited liability company, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Platform.  See §8.4.

Prepayment Event.  See §3.2.2.

Prime Rate.  The rate which SunTrust Bank announces from time to time as its prime lending rate, as in effect from time to time.

Principal Balance.  With respect to any Lender as of any date of determination, an amount equal to the excess of (x) the aggregate original principal amount of the Term Loans made by such Lender, over (y) the sum of all Principal Payment Amounts and optional and mandatory prepayments of the Term Loan by the Borrower which are actually paid to such Lender subsequent to the Closing Date.

Principal Payment Amount.  With respect to each Term Loan drawdown described under §2.1 of the Loan Agreement, (A) for each Principal Payment Date (other than the Maturity Date), an amount equal to the product of (x) one and three-quarters of one percent (1.75%) and (y) the initial Principal Balance of such Term Loan, and (B) on the Maturity Date, the then unpaid Principal Balance of such Term Loan, in each case as such amounts in (A) and (B) may be reduced from time to time pursuant to §3.2.4 hereof as a consequence of any principal prepayments made hereunder.  The Principal Payment Amount due on any Principal Payment Date is in addition to any prepayment required pursuant to the provisions of §3.2 hereof.  Notwithstanding the foregoing, the Principal Payment Amounts for each Term Loan shall be subject to adjustment (if applicable to such Term Loan) pursuant to the provisions of §2.9 hereof.

Principal Payment Date.  Each of (i) the last day of each three month period, commencing three months after the Closing Date (or, if such day is not a Business Day, the next succeeding Business Day), and (ii) the Maturity Date.

RCRA.  See §7.18(b).

Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by any Loan Party or any of its respective Subsidiaries.

Reference Period.  As of any date of determination with respect to any Person, the period of four (4) consecutive fiscal quarters of such Person and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

Refrigerated Containers.  20’x9’6” and 40’x9’6” refrigerated Containers.

Register.  See §15.1.3.

Related Parties.  With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Remaining Book Life.  With respect to any Container owned by the Borrower or the Guarantor as of a particular date shall mean the remainder obtained by subtracting:  (i) the number of years (including partial years) since the Container was purchased, from (ii) twelve and one-half (12.5) years.

Rental Obligations.  All present or future obligations of the Guarantor or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the Guarantor or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Containers having an aggregate value of less than $5,000,000 for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of the Guarantor or its Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by the Guarantor or its Subsidiaries from a sublessee of container equipment under such transaction ("net sublease rentals"), so that if there are no net sublease rental amounts received by the Guarantor or its Subsidiaries from a sublessee then Guarantor or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the business of the Guarantor or any of its Subsidiaries shall not be deemed a Rental Obligation hereunder. For purposes of this Loan Agreement, the aggregate amount of Rental Obligations of the Guarantor and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate of nine percent (9.00%) per annum, of the future Rental Obligations of such Person.

Required Lenders.  As of any date, the Lenders holding Term Exposures representing more than fifty percent (50%) of the sum of the total Term Exposures at such time.

Responsible Officer.  The chief executive officer, president, chief operating officer, chief financial officer or interim chief financial officer of any Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

Restricted Funded Debt. At any time of determination, with respect to the Borrower and the Guarantor, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrower and the Guarantor, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower and the Guarantor. For the avoidance of doubt, such Indebtedness referred to in Subsection (a) above excludes Indebtedness of any Securitization Entity.

Restricted Payment.  In relation to the Guarantor and its Subsidiaries, any (a) Distribution or (b) payment or prepayment by the Guarantor or its Subsidiaries to (i) the Guarantor’s or any Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower, or (ii) any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower’s or such Subsidiary’s shareholders (or other equity holders), in each case, other than to the Guarantor or to the Borrower.

Restricted Tangible Net Worth. As of any date of determination, for the Borrower and the Guarantor on a consolidated basis, shareholders’ equity of the Borrower and the Guarantor on such date minus the Intangible Assets of the Borrower and the Guarantor on such date; provided that the calculation of Restricted Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business. For the avoidance of doubt, such shareholders’ equity and Intangible Assets referred to above exclude shareholders’ equity and Intangible Assets of any Securitization Entity.

SARA.  See §7.18(b).

Secured Parties.  Collectively, the Administrative Agent, the Lenders, any other holder from time to time of Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to §14, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

Senior Revolving Credit Facility.  means:  (i) that certain Second Amended and Restated Revolving Credit Agreement dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of February 26, 2008, Amendment No. 2 dated as of August 20, 2010 and Amendment No. 3 dated as of June 27, 2011, as supplemented by those certain Notices Regarding Increase of Facility Amount and related documentation dated as of May 27, 2008, October 19, 2011 and January 25, 2012, as amended restated and otherwise expanded from time to time (including without limitation, increases in maximum Indebtedness that may be borrowed thereunder) among the, Bank of America, N.A. and the other lending institutions from time to time party thereto, and Bank of America N.A. as administrative agent (the "BofA Revolving Credit Agreement"); and (ii) any revolving credit facility that may be entered into by the Guarantor and the Borrower from time to time as a replacement for the BofA Revolving Credit Agreement (a "Replacement Revolving Credit Agreement") as such Replacement Revolving Credit Agreement may be amended, restated and otherwise expanded (including without limitation, increases in maximum Indebtedness that may be borrowed thereunder).

Securities Laws.  The Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

Securitization Entity.  A special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that is formed by, and will remain a Subsidiary of the Guarantor, for the sole and exclusive purpose of purchasing or financing assets of the Guarantor or any of its Subsidiaries.

Security Agreement.  The Security Agreement, dated or to be dated as of the Closing Date, between the Loan Parties and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Security Documents.  The Security Agreement, the Use and Access Agreement, the Barbados Security Documents, all Account Control Agreements, the Intercreditor Agreement and all other agreements, instruments, filings, records, registrations and documents, including without limitation, Uniform Commercial Code financing statements (or the equivalent thereof in any applicable foreign jurisdiction) and the Perfection Certificates, (a) required to be executed or delivered pursuant to any Loan Document or (b) that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

Shareholders’ Equity. As of any date of determination, consolidated shareholders’ equity of the Guarantor and its Subsidiaries as of that date determined in accordance with GAAP.

S&P.  Standard & Poor’s Ratings Group.

Solvent.  With respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Staff Loan Program.  A program administered by the Guarantor pursuant to which the Guarantor makes loans to employees.

Standard Containers.  All of the following: (i) 20’x8’ 6”, 40’x8’6” and 40’x9’6” dry cargo Containers and (ii) Refrigerated Containers; provided, that each such Container shall have a manufacture date occurring after January 1, 2004.

Subordinated Debt.  Indebtedness of any Loan Party or any of its respective Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Administrative Agent and the Lenders in writing.

Subordinated Documents.  All documents, instruments and other agreements entered into in connection with Subordinated Debt, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Subsequent Funding Date.  Each date on which any Incremental Term Loans shall be advanced to the Borrower pursuant to §2.9.

Subsidiary.  Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

SunTrust Bank.  SunTrust Bank, in its individual capacity.

Swap Contract.  (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Synthetic Lease.  Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Term Exposure.  With respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loan at such time.

Term Loans.  Term Loans made or to be made by the Lenders to the Borrower pursuant to §2.

Term Note Record.  The grid attached to a Term Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Term Loan referred to in such Term Note.

Term Note. See §2.2.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time (including, without limitation, any increase in the Commitments pursuant to §2.9 hereof).  The Total Commitment on the Closing Date is Sixty Million Dollars ($60,000,000).

Trading With the Enemy Act.  The Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

Type.  As to any Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

Up-Front Fees.  See §2.9.6.

USA PATRIOT Act.  The USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

Use and Access Agreement.  The Use and Access Agreement, dated or to be dated as of the Closing Date, between the Borrower, the Guarantor and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Voting Stock.  Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Weighted Average Life to Maturity.  See §2.9.6.

1.2.	Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)            The words “include”, “includes” and “including” are not limiting.

(g)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(h)           Reference to a particular “§” refers to that section of this Loan Agreement unless otherwise indicated.

(i)            The words “herein”, “hereof’, “hereunder” and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

(j)            Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(k)           This Loan Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Loan Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

2.           THE SENIOR CREDIT FACILITY.

2.1.          Term Loans.  Subject to the terms and conditions set forth in this Loan Agreement, each of the Lenders severally agrees to lend to the Borrower on the Closing Date and, if applicable, on any Subsequent Funding Date, a Term Loan in an amount equal to such Lender’s Commitment.  Each request for a Term Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth above and in §11 have been satisfied on the date of such request.

2.2.          Evidence of Debt.  The Term Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note of the Borrower in substantially the form of Exhibit B hereto (each a “Term Note”), which shall evidence such Lender’s Term Loan in addition to such accounts or records.  Each Lender may attach schedules to its Term Note and endorse thereon the date, amount, interest rate and maturity of such Lender’s Term Loan and payments with respect thereto.

2.3.          Interest.  Except as otherwise provided in §5.10,

(a)           Each Term Loan which is a Base Rate Loan shall bear interest for the period commencing with the Closing Date and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate (in effect from time to time) plus the Applicable Margin with respect to Base Rate Loans.

(b)           Each Term Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Closing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

The Borrower promises to pay interest on each Term Loan made to it in arrears on each Interest Payment Date with respect thereto.

2.4.          Request for Term Loans.  The Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of the Term Loans requested by the Borrower hereunder (a “Loan Request”) on the Closing Date  and, if applicable, two (2) Business Days prior to any Subsequent Funding Date.  Each Loan Request shall specify (i) the principal amount of the Term Loans requested and (ii) the Interest Period for the Term Loans.  Notwithstanding anything to the contrary herein, each Term Loan shall initially be a Base Rate Loan.  Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Term Loans requested from the Lenders on the Closing Date and, if applicable, on any Subsequent Funding Date.  Each Loan Request shall be in a minimum aggregate amount of $1,000,000.

2.5.	Conversion Options.

2.5.1.      Conversion to Different Type of Loan.  The Borrower may elect from time to time to convert any outstanding Term Loan to a Term Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least two (2) Business Days prior written notice of such election and, except as set forth in §5.4 or §5.5 hereof, such conversion shall only be permitted if the Administrative Agent and all of the Lenders consent in their sole discretion; (b) each Base Rate Loan shall automatically convert to a Eurodollar Rate Loan at the end of the applicable Interest Period for such Base Rate Loan, unless the Borrower and the Administrative Agent otherwise mutually agree that such Base Rate Loan shall continue as a Base Rate Loan; and (c) with respect to any proposed conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto.  On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage, as the case may be, of such Term Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be.  All or any part of outstanding Term Loans of any Type may be converted into a Term Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of at least $500,000, in the case of conversion to Base Rate Loans, and $1,000,000 in the case of conversion to Eurodollar Rate Loans.  Each Conversion Request relating to the conversion of a Term Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

2.5.2.      Continuation of Eurodollar Rate Loans.  Unless otherwise requested in accordance with §2.5.1, each Eurodollar Rate Loan shall automatically be continued as a Eurodollar Rate Loan for an equivalent Interest Period upon the expiration of an Interest Period with respect thereto, unless an Event of Default exists at the end of such Interest Period, in which case such Eurodollar Rate Loan shall automatically be converted into a Base Rate Loan.

2.5.3.       Eurodollar Rate Loans.  Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000.  No more than six (6) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

2.6.	Funds for Term Loans.

2.6.1.      Funding Procedures.  Not later than 1:00 p.m. (New York time) on the Closing Date and, if applicable, on any Subsequent Funding Date, the Lender that is making a Loan to the Borrower on such date will make available to the Administrative Agent, at the Administrative Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the Term Loans advanced to the Borrower on such date.  Upon receipt from each Lender of such amount, and upon receipt of the documents required by §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Term Loans made available to the Administrative Agent by the Lenders on such date.

2.6.2.	Advances by Administrative Agent.

(a)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, but is under no obligation to do so, in reliance upon such assumption, distribute to the relevant Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(b)           A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under §§2.6.2(a) and (b) shall be conclusive, absent manifest error.

2.6.3.      Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to §14.14 are several and not joint.  The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under §14.14 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loans, to purchase its participation or to make its payment under §14.14.

2.7.         Change in Borrowing Base.  The Borrowing Base shall be calculated (based on the application of the formula contained in the definition of “Borrowing Base”) by the Borrower pursuant to a Borrowing Base Report delivered to the Administrative Agent with the Loan Request and at such other intervals as may be specified pursuant to §8.4(f) by reference to the Borrowing Base Report most recently delivered to the Lenders and the Administrative Agent.  The Administrative Agent shall give to the Borrower written notice of the amount of the Borrowing Base determined by the Administrative Agent as a result of its calculation thereof to the extent that the Administrative Agent’s calculation thereof differs from that of the Borrower.  Prior to the time any such notice becomes effective, the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

2.8.         Term Loan Facility.   The facility evidenced by this Loan Agreement is a term loan facility.  Accordingly, the Borrower will not have the right to reborrow any amounts repaid or prepaid to the Lenders in accordance with the terms of this Loan Agreement.

2.9.	Increase in Size of Term Loan Facility; Additional Lenders.

2.9.1.      From time to time on not more than four (4) separate occasions during the period from the Closing Date to the date that is the one-year anniversary of the Closing Date, and in accordance with the provisions of this §2.9, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(a)           the aggregate principal amount of all such Incremental Commitments made pursuant to this §2.9 shall not exceed Forty Million Dollars ($40,000,000) (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”);

(b)           the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;

(c)           at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and, since December 31, 2011, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(d)           any incremental Term Loans made pursuant to this §2.9 (the “Incremental Term Loans”) shall have a maturity date no earlier than the Maturity Date and shall have a Weighted Average Life to Maturity no shorter than that of the Term Loans made pursuant to §2.1;

(e)           the Loan Parties shall be in pro forma compliance with each of the financial covenants set forth in §10 as of the most recently ended fiscal quarter for which financial statements are required to have been delivered, calculated as if all such Incremental Term Loans had been made as of the first day of the relevant period for testing compliance;

(f)            if the Initial Yield applicable to any such Incremental Term Loans exceeds by more than 0.50% per annum the sum of (x) the Applicable Margin then in effect for Eurodollar Term Loans, as applicable, plus (y) one fourth of the Up-Front Fees paid in respect of the existing Term Loans (the “Existing Yield”), then the Applicable Margin of the existing Term Loans shall increase by an amount equal to the difference between the Initial Yield and the Existing Yield;

(g)           the Borrower and/or the Guarantor shall, on or prior to the date any such Incremental Term Loan is advanced to the Borrower, add Eligible Containers to the existing pool of Collateral in an amount required to prevent the existing Lenders' Effective Advance Rate from increasing upon the making of such Incremental Term Loan.  For the purposes of this provision, the term "Effective Advance Rate" shall mean a percentage determined by dividing (x) the outstanding principal balance of the Term Loans of all Lenders (excluding the principal balance of the proposed Incremental Term Loan) immediately prior to the making of such Incremental Term Loan, by (y) the Net Book Value of all Eligible Containers immediately prior to the making of such Incremental Term Loan (but excluding any Eligible Containers added (or to be added) to the existing pool of Collateral by the Borrower and/or the Guarantor in accordance with the requirements of this clause (g) in connection with the making of such Incremental Term Loan);

(h)           any collateral securing any such Incremental Commitments shall also secure all other Obligations on a pari passu basis; and

(i)            all other terms and conditions with respect to any such Incremental Commitments shall be reasonably satisfactory to the Administrative Agent.

2.9.2.       The Borrower shall provide at least thirty (30) days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment.  The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Commitment.  Each Increasing Lender shall as soon as practicable, and in any case within fifteen (15) days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide.  No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Commitment, and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender.  Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Commitments pursuant to this Section.  No Lender which declines to increase the principal amount of its Commitment may be replaced with respect to its existing Term Loans as a result of so-declining without such Lender’s consent.  If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Commitment within fifteen (15) days after receipt of such notice, such Lender shall be deemed to have declined to increase its Commitment.  The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this §2.9 (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment.  The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Term Loans among the Increasing Lenders and the Additional Lenders.  The sum of the increase in the Commitments of the Increasing Lenders and the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount.

2.9.3.       Subject to subsections 2.9.1 and 2.9.2 of this §2.9, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents and satisfaction of the following conditions (as applicable):

(a)            an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(b)           such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request;

(c)            a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this §2.9 has been satisfied;

(d)           to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Term Loans, issued by the Borrower in favor of such Additional Lender or any Increasing Lender;

(e)           for any additional Collateral to be added by the Borrower and/or the Guarantor with respect to such increase, satisfaction as of the date of such increase of the conditions precedent set forth in §§ 11.5, 11.6, 11.8, 11.13, 11.21, 11.22 and 11.23 (provided, that for purposes of this clause, any reference to the Closing Date in such sections shall be deemed to refer to the effective date of such increase); and

(f)            any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

2.9.4.      Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Term Loans, and Schedule 1 shall automatically be deemed amended accordingly.

2.9.5.      If any Incremental Term Loans are to have terms that are different from the Term Loans outstanding immediately prior to such incurrence (any such Incremental Term Loans, the “Non-Conforming Credit Extensions”), all such terms shall be as set forth in a separate assumption agreement among the Borrower, the Lenders providing such Incremental Term Loans and the Administrative Agent, the execution and delivery of which agreement shall be a condition to the effectiveness of the Non-Conforming Credit Extensions.  The scheduled principal payments on the Term Loans to be made pursuant to §3.1 shall be ratably increased after the making of any Incremental Term Loans (other than Term Loans that are Non-Conforming Credit Extensions) under this §2.9 by the aggregate principal amount of such Incremental Term Loans.  After the incurrence of any Non-Conforming Credit Extensions that are Term Loans, all optional prepayments of Term Loans shall be allocated ratably between the then-outstanding Term Loans and such Non-Conforming Credit Extensions.  Notwithstanding anything to the contrary in this Loan Agreement, the Administrative Agent is expressly permitted to amend the Loan Documents with the consent of Borrower to the extent necessary to give effect to any increase pursuant to this §2.9 and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Term Loans incurred pursuant to this §2.9 and Term Loans outstanding immediately prior to any such incurrence).

2.9.6.      For purposes of this Section, the following terms shall have the meanings specified below:

(a)           “Initial Yield” shall mean, with respect to Incremental Term Loans, the amount (as determined by the Administrative Agent) equal to the sum of (A) the margin above the Eurodollar Rate on such Incremental Term Loans (including as margin the effect of any “LIBOR floor” applicable on the date of the calculation), plus (B) (x) the amount of any Up-Front Fees on such Incremental Term Loans (including any fee or discount received by the Lenders in connection with the initial extension thereof), divided by (y) the lesser of (1) the Weighted Average Life to Maturity of such Incremental Term Loans and (2) four.

(b)           “Up-Front Fees” shall mean the amount of any fees or discounts received by the Lenders in connection with the making of Loans or extensions of credit, expressed as a percentage of such Term Loan or extension of credit.  For the avoidance of doubt, “Up-Front Fees” shall not include any arrangement fee paid to the Sole Lead Arranger.

(c)           “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

3.           REPAYMENT OF THE TERM LOANS.

3.1.          Principal Payment Amounts.  On each Principal Payment Date, the Borrower shall repay the Term Loans in an amount equal to the Principal Payment Amount for such Principal Payment Date.  The aggregate Principal Balance of the Term Loans, together with accrued interest thereon and all other amounts owed by the Borrower pursuant to the terms of the Loan Documents, shall be payable in full by the Borrower on the earlier to occur of (i) the Maturity Date and (ii) the date on which the Obligations have been declared payable in accordance with the provisions of §13 hereto.  The payments made pursuant to this §3.1 shall be paid to the Lenders on a pro rata basis based on their respective Principal Balances.

3.2.	Mandatory Repayments of Term Loans.

3.2.1.      If at any time the sum of the outstanding principal amount of the Term Loans exceeds the Borrowing Base at such time, the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application to the Term Loans.  Notwithstanding the foregoing, however, in the event that the sum of the outstanding principal amount of the Term Loans exceeds the Borrowing Base, the Loan Parties shall be permitted, in lieu of the Borrower making the repayment of the Term Loans required pursuant to the immediately preceding sentence, within five (5) Business Days after the occurrence thereof, to (x) add Eligible Containers to the Borrowing Base and/or (y) substitute Eligible Containers in accordance with §3.2.3 below in order, in each case, to remedy any such deficiency.  For the avoidance of doubt, no prepayment of any portion of the Principal Balances of the Term Loans pursuant to this §3.2 may be reborrowed by the Borrower.

3.2.2.      On the Principal Payment Date immediately following (x) the receipt by any Loan Party of Net Cash Sale Proceeds from any Asset Sale or (y) the occurrence of an Event of Loss of one or more Eligible Containers (each of the events described in clauses (x) and (y), a “Prepayment Event”), such Loan Party shall pay to the Administrative Agent, for the respective accounts of the Lenders, on such Principal Payment Date an amount equal to the product of (x) eighty-two and one-half of one percent (82.5%) and (y) the sum of the Net Book Values (as of the last day of the most recently completed calendar month) of the Eligible Containers which are the subject of such Prepayment Event; provided, however, that (i) such Loan Party may, at its option, elect to defer such prepayment until the next succeeding Principal Payment Date on which the amount required to be prepaid pursuant to this §3.2.2 exceeds an amount equal to the product of (x) one percent (1%) and (y) the sum of the original Principal Balances of all Term Loans advanced to the Borrower hereunder.  Notwithstanding the foregoing, so long as no Event of Default shall be continuing, the Loan Parties may elect to reduce any prepayment which would otherwise be payable by the Borrower pursuant to this provision by substituting new Eligible Containers for the Eligible Containers subject of such Prepayment Event(s) in accordance with the procedure therefor set forth in §3.2.3 hereof and subject to the limitations set forth therein.

The payments under §§ 3.2.1 and 3.2.2 shall be applied pro rata across the remaining scheduled payments Principal Balances due under this Loan Agreement.

3.2.3.      The Loan Parties may from time to time add new Eligible Containers to the Borrowing Base (x) in order to remedy any deficiency in the Borrowing Base (to the extent permitted pursuant to §3.2.1 hereof) or (y) in substitution for any Eligible Container that has been subject to a Prepayment Event; provided that at the time of each such addition, substitution or removal:

(a)           the aggregate sum of the Net Book Values as of the Closing Date of all Eligible Containers that have been substituted for removed or replaced Eligible Containers pursuant to this clause 3.2.3 since the Closing Date does not, without the prior written consent of the Required Lenders, exceed either (1) during any 12-month period, an amount equal to the product of (A) five percent (5%) and (B) the Facility Amount or (2) during the term of this Loan Agreement, an amount equal to the product of (A) ten percent (10%) and (B) the Facility Amount;

(b)           no Event of Default hereunder exists or will exist giving effect thereto;

(c)           if a replacement or substitution, such Container(s) is an Eligible Container and is of the same or functionally similar type as the Containers being replaced (e.g., dry cargo containers substituted for dry cargo containers and refrigerated containers substituted for refrigerated containers) and which are not otherwise selected by the Loan Parties using any adverse selection criteria (e.g., generally substituting off-lease Containers for removed Containers which are then on-lease), and having an aggregate Net Book Value not less than the aggregate Net Book Value of the Containers being replaced or removed; and

(d)           the aggregate sum of the Net Book Values as of the Closing Date of all Eligible Containers that have been substituted for removed or replaced Eligible Containers pursuant to this clause 3.2.3 since the Closing Date does not, without the prior written consent of the Required Lenders, exceed either (1) during any 12-month period, an amount equal to the product of (A) ten percent (10%) and (B) the Facility Amount, or (2) during the term of this Loan Agreement, an amount equal to the product of (A) forty percent (40%) and (B) the Facility Amount.

The additional or replacement Container(s) shall become Container(s) subject to this Loan Agreement and the Security Agreement and the security interest granted to the Administrative Agent pursuant to the Security Documents and shall be Eligible Containers upon satisfying all necessary requirements therefor.  Each Loan Party shall take all actions that the Administrative Agent reasonably determines are necessary or advisable to protect and perfect the Administrative Agent’s security interest in the additional or replacement Container(s).  Upon the Administrative Agent’s obtaining a perfected security interest in the replacement Container(s), the Administrative Agent shall release its security interest in each Container being replaced.

3.2.4.       In connection with any prepayment of principal of the Term Loans, the Borrower shall also pay the Administrative Agent, for the account of the Lenders, (A) such Lender’s pro rata share of the interest accrued to the date of prepayment with respect to the principal amount being prepaid and (B) any costs incurred by such Lender in connection therewith in accordance with §5.9.  Each such prepayment shall be applied to reduce all remaining scheduled Principal Payment Amounts (including the Principal Payment Amount due on the Maturity Date) on a pro rata basis by an amount equal to (x) the amount of such prepayment divided by (y) the number of remaining scheduled principal payments (including the Principal Payment Amount due on the Maturity Date) and to reduce the outstanding Principal Balances of the Loans of each Lender in accordance with such Lender’s pro rata share of the aggregate prepayment amount.  The Administrative Agent will promptly notify each Lender of its receipt of any notice of prepayment, and of the amount of such Lender’s prepayment (and other amounts described in the first sentence of this §3.2.4).

3.3.         Optional Repayments of Term Loans.  The Borrower shall have the right, at its election, to repay the outstanding amount of the Term Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any such Term Loans pursuant to this §3.3 may be made only on the last day of the Interest Period relating thereto unless breakage costs incurred by the relevant Lenders in connection therewith are paid by the Borrower in accordance with §5.9.  The Borrower shall give the Administrative Agent, no later than 10:00 a.m., New York time, at least two (2) Business Days’ prior written notice of any proposed prepayment pursuant to this §3.3 of Base Rate Loans, and four (4) Eurodollar Business Days’ prior written notice of any proposed prepayment pursuant to this §3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of relevant Term Loans, the principal amount to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Periods of such Term Loans. Each such partial prepayment of the applicable Term Loans shall be in a principal amount of at least $200,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first, to the principal of Base Rate Loans and second to the principal of Eurodollar Rate Loans, at the Administrative Agent’s option.  Each partial prepayment shall be allocated among the applicable Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender’s Term Loan, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.  For the avoidance of doubt, no prepayment of any portion of the Principal Balances of the Term Loans pursuant to this §3.3 may be reborrowed by the Borrower.

4.           [RESERVED].

5.           CERTAIN GENERAL PROVISIONS.

5.1.          Fees.      The Borrower agrees to pay the fees in the amounts and on the terms and conditions set forth in the Fee Letter.

5.2.	Funds for Payments.

5.2.1.      Payments to Administrative Agent.  All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and/or the Administrative Agent, as the case may be, at the Administrative Agent’s Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Atlanta, Georgia time or other local time at the place of payment) and in immediately available funds.

5.2.2.      No Offset, etc.  All payments by any Loan Party hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, or any political subdivision thereof or taxing or other authority in any jurisdiction from or through which such Loan Party effects any payments hereunder, unless such Loan Party is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon any Loan Party with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Loan Party will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon such Loan Party.  Each Loan Party will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Loan Party hereunder or under such other Loan Document.  Each Lender claiming any additional amounts payable under this §5.2.2 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to execute and deliver all such documents and instruments as the Borrower shall reasonably request or to change the jurisdiction of such Lender’s applicable lending office if the execution of such documents or the making of such a change would avoid the need for or materially reduce the amount of additional amounts which would be payable hereunder and would not, in the reasonable determination of such Lender, be otherwise materially disadvantageous to such Lender.  No Loan Party shall be liable under this §5.2.2 for or with respect to any taxes paid by the Administrative Agent or any Lender that are based upon the Administrative Agent’s or such Lender’s net income or for or with respect to any withholdings required to be made pursuant to applicable law that may be credited against taxes based on the Administrative Agent’s or such Lender’s net income.

5.2.3.      Non-U.S. Lenders.  Each Lender that is not a U.S. Person as defined in §7701(a)(30) of the Code for federal income tax purposes (a “Non-U.S. Lender”) hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or for such Lender’s account, deliver to the Borrower such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a “bank” for purposes of §881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a “bank” for purposes of §881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a “bank” for purposes of §881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of §881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from -a related person for purposes of §881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms).  Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower’s or the Administrative Agent’s reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

5.3.         Computations.  All computations of interest for Base Rate Loans when the Base Rate is determined by the prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Except as otherwise provided in the definition of the term “Interest Period” with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  Absent manifest error, the outstanding amount of the Term Loans as reflected on the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within twenty (20) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Borrower shall notify the Administrative Agent or such Lender to the contrary.

5.4.          Inability to Determine Eurodollar Rate.   If prior to the commencement of any Interest Period for any Eurodollar Rate Loan, (x) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (y) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be)  Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  In the case of Eurodollar Rate Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to continue or convert outstanding Term Loans as or into Eurodollar Rate Loans shall be suspended and (ii) all such affected Eurodollar Rate Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepay such Eurodollar Rate Loans in accordance with this Loan Agreement.  Upon request from Borrower, during a period when the Eurodollar Rate Loans are not available, the Administrative Agent shall use its commercially reasonable best efforts to re-evaluate whether the reasons that Eurodollar Rate Loans became unavailable continue to apply and, if such reasons no longer apply, shall promptly notify Borrower thereof.

5.5.          Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Rate Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Rate Loans, or to continue or convert outstanding Term Loans as or into Eurodollar Rate Loans, shall be suspended.  In the case of the making of a Eurodollar Rate Loan, such Lender’s Eurodollar Rate Loan shall be made as a Base Rate Loan as part of the same Loan for the same Interest Period and if the affected Eurodollar Rate Loan is then outstanding, such Term Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan if such Lender may lawfully continue to maintain such Term Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Rate Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different applicable lending office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

5.6.          Additional Costs, etc.  If any Change in Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)            materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Term Loans or any other amounts payable to any Lender or the Administrative Agent under this Loan Agreement or any of the other Loan Documents, or

(b)           impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve (other than reserves included within the definition of Eurocurrency Reserve Rate), assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

(c)           impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Term Loans, or any class of loans, letters of credit or commitments of which any of the Term Loans forms a part, and the result of any of the foregoing is

(i)             to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Term Loans, or

(ii)            to reduce the amount of principal, interest or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender’s Term Loan,

then, to the extent that such cost or expense related to the items mentioned under §5.6 above is imposed by such Lender on all loans of similar terms and conditions as this Loan Agreement and is not otherwise reflected in the Base Rate or Eurodollar Rate (as then applicable), such Lender shall confirm in writing that such cost or expense is applied to all loans of similar terms and conditions as this Loan Agreement, and in each such case, the Borrower shall promptly pay, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent) or, as the case may be, by the Administrative Agent, on the Borrower, to the Administrative Agent for the account of such Lender or, as the case may be, for the account of the Administrative Agent, within five (5) Business Days after the date of such notice and demand, such additional amount or amounts sufficient to compensate such Lender or, as the case may be, the Administrative Agent for such additional costs incurred or reduction suffered.

5.7.          Capital Adequacy.  If after the date hereof any Lender or the Administrative Agent determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements or capital adequacy has or would have the effect of reducing the return on such Lender’s Term Loan or any other amounts hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receive such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances.  If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender’s reasonable determination, provide adequate compensation.  Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

5.8.          Certificate.  A certificate setting forth any additional amounts payable pursuant to §5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

5.9.          Indemnity.  The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits for the duration of the related Interest Period) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) the Loan Request or a Conversion Request relating thereto in accordance with §2.4 or §2.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Term Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Term Loans.

5.10.	Interest After Default.

5.10.1.    Overdue Amounts.  Overdue principal and (to the extent permitted by applicable law) interest on the Term Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest from the due date compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment). An amount shall be considered overdue hereunder if not paid on the date fixed for payment herein or any accelerated maturity thereof, regardless of any grace periods which may be permitted under §13.1 (a) or (b) hereof.

5.10.2.    Amounts Not Overdue.  During the continuance of an Event of Default the principal of the Term Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to §16.12, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Term Loans, as the case may be, pursuant to §2.3; provided, however, that, at the option of the Required Lenders, Eurodollar Rate Loans may (i) be terminated following the occurrence of the applicable Event of Default and automatically converted to Base Rate Loans, and (ii) thereafter accrue interest at a rate per annum equal to two percent (2%) above the Base Rate.

6.           COLLATERAL SECURITY AND GUARANTIES.

6.1.          Security of the Borrower.  All of the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens that are entitled to priority under applicable law) in all of the assets of the Loan Parties constituting Collateral (which shall include, without limitation, all Eligible Containers and all products and proceeds thereof), whether now owned or hereafter acquired, pursuant to the terms of, and as provided in, the Security Documents.

6.2.          Guaranty.  All of the Obligations shall be guaranteed by the Guarantor pursuant to the terms of the Guaranty contained in §17.

6.3.          Release of Collateral.  The parties hereto acknowledge and agree that the Administrative Agent shall (and is hereby authorized to) release its Lien on one or more Containers included in the Collateral solely in connection with (a) a prepayment of the Loans permitted or required pursuant to §3 hereof, and/or (b) the disposition or substitution of such Container permitted by this Loan Agreement (including, without limitation, §9.5.2); provided that, in each such case, (x) the Borrower shall have made written application therefore to the Administrative Agent by the Borrower specifying the description and/or serial numbers of each Container to be released, which application shall be accompanied by the appropriate form of instrument of release and any related document which requires the signature of the Administrative Agent, and (y) upon the consummation of such release, (i) no Default or Event of Default shall exist, (ii) the sum of the outstanding principal amount of all Term Loans shall not exceed the lesser of the Total Commitment and the Borrowing Base (calculated after giving effect to such release), and (iii) the Effective Advance Rate immediately following any such release shall not be higher than the Effective Advance Rate immediately preceding the applicable event described in clause (a) or (b) of this §6.3.

7.           REPRESENTATIONS AND WARRANTIES.

Each of the Guarantor (for itself and each of its Subsidiaries) and the Borrower (for itself) represents and warrants to the Lenders and the Administrative Agent as follows:

7.1.	Corporate Authority.

7.1.1.       Incorporation; Good Standing.  Each Loan Party and each of its respective Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

7.1.2.      Authorization.  The execution, delivery and performance of this Loan Agreement and the other Loan Documents to which a Loan Party or any of its respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which a Loan Party or any of its respective Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Person and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, a Loan Party or any of its respective Subsidiaries.

7.1.3.      Enforceability.  The execution and delivery of this Loan Agreement and the other Loan Documents to which a Loan Party or any of its respective Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.2.          Governmental or Third Party Approvals.  The execution, delivery and performance by each Loan Party and each of its respective Subsidiaries of this Loan Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require (x) the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or (y) the approval or consent of, or filing with, any party with whom such Person has entered into material agreements and/or instruments by which such Person or any of its respective properties may be bound, other than those already obtained.

7.3.          Title to Properties; Leases.  Except as indicated on Schedule 7.3 hereto, the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries and of the Guarantor and its Subsidiaries as at the Balance Sheet Date have been owned or acquired by such entities since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

7.4.	Financial Statements and Projections.

7.4.1.      Fiscal Year.  Each Loan Party and each of its respective Subsidiaries has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.

7.4.2.      Financial Statements.  There has been furnished to each of the Lenders a consolidated balance sheet of (A) the Borrower and (B) the Guarantor and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of (A) the Borrower and (B) the Guarantor and its Subsidiaries for the fiscal year then ended, certified by KPMG LLP, and management-prepared consolidated balance sheets and statements of income of (A) the Borrower and (B) the Guarantor and its Subsidiaries as at the end of each fiscal quarter after the Balance Sheet Date and prior to the Closing Date.  Such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present the financial condition of (A) the Borrower and (B) the Guarantor and its Subsidiaries as at the close of business on the respective dates thereof and the results of operations for the fiscal periods then ended; provided that such balance sheet and statement of income remain subject to normal year-end adjustments and lack of footnotes and other presentation items.  There are no contingent liabilities of any Loan Party or any of its respective Subsidiaries as of such date involving material amounts, known to the Responsible Officers of the Loan Parties, which were not disclosed in such balance sheets and the notes related thereto.

7.4.3.      Projections.  The projections of the annual operating budgets of the Guarantor and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2012 to 2015 fiscal years, copies of which have been delivered to each Lender, disclose all major assumptions made with respect to general economic, financial and market conditions used in formulating such projections.  To the knowledge of the Guarantor and its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections.  The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Guarantor and its Subsidiaries of the results of operations and other information projected therein.

7.5.          No Material Adverse Changes; No Disallowed Restricted Payments.  Since the Balance Sheet Date there has been no event or occurrence which has had or would result in a Material Adverse Effect.  Since the Balance Sheet Date, none of the Borrower, the Guarantor or any of the Borrower’s or the Guarantor’s Subsidiaries have made any Restricted Payment other than Restricted Payments permitted under §9.4.

7.6.          Franchises, Patents, Copyrights, etc.  Each Loan Party and each of its respective Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

7.7.          Litigation.  Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated at law, in equity or before any Governmental Authority, by or against any Loan Party or any of its respective Subsidiaries or against any of their properties or revenues, that (a) if adversely determined, might, either in any case or in the aggregate, after taking into account the merit of such actions, suits, proceedings, claims or disputes, (i) have a Material Adverse Effect or (ii) materially impair the right of any Loan Party or any of its respective Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of any Loan Party or any of its respective Subsidiaries, or (b) would question the validity of this Loan Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

7.8.          No Materially Adverse Contracts, etc.  No Loan Party or any of its respective Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  No Loan Party or any of its respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Responsible Officer of the Guarantor, to have any Material Adverse Effect.

7.9.         Compliance with Other Instruments, Laws, etc.  No Loan Party or any of its respective Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

7.10.       Tax Status.  Each Loan Party and each of its respective Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the Responsible Officer of the Guarantor know of any basis for any such claim.

7.11.       No Event of Default.  No Default or Event of Default has occurred and is continuing.

7.12.       Investment Company Act.  No Loan Party or any of its respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

7.13.       Absence of Financing Statements, etc.  Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Loan Parties or any of its respective Subsidiaries or any rights relating thereto.

7.14.       Perfection of Security Interest.  All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under the laws of Barbados and the United States of America, to establish and perfect the Administrative Agent’s security interest in the Collateral.  The Collateral and the Administrative Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.  The Collateral is owned by either the Borrower or the Guarantor and is free from any Lien, except for Permitted Liens.

7.15.       Certain Transactions.  Except for arm’s length transactions pursuant to which any Loan Party or any of its respective Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Person could obtain from third parties, for transactions in connection with a Permitted Securitization and except pursuant to the terms of the documents described on Schedule 7.15 hereto, no Affiliate of any Loan Party or any of its respective Subsidiaries is presently a party to any transaction with any Loan Party or any of its respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Loan Parties, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner.

7.16.	Employee Benefit Plans.

7.16.1.    In General.  Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by §412 of ERISA.

7.16.2.    Guaranteed Pension Plans.  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §303(k) of ERISA, or otherwise, has been timely made.  No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan.  No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Loan Party or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.  Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

7.16.3.    Multiemployer Plans.  No Loan Party or ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA.  No Loan Party or ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

7.17.	Use of Proceeds.

7.17.1.    General.  The proceeds of the Term Loans shall be used (a) refinance existing Indebtedness, (b) to fund Capital Expenditures permitted hereunder and (c) to pay fees and expenses in connection with the Loan Documents.

7.17.2.    Regulations U and X.  No portion of any Term Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

7.18.       Environmental Compliance.  Each Loan Party has taken all reasonable and necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

(a)           each Loan Party and each of its respective Subsidiaries conducts in the ordinary course of business a review of the effect of existing Environmental Laws (as define below) and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party and each of its respective Subsidiaries has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)           each Loan Party and each of its respective Subsidiaries and any operator of the Real Estate or any operations thereon is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation could have a material adverse effect on the environment or a Material Adverse Effect; and

(c)           no Loan Party or any of its respective Subsidiaries have received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

7.19.       Subsidiaries, etc.  Schedule 7.19(a) hereto sets forth the only Subsidiaries of the Borrower and the Guarantor, including the jurisdiction of incorporation/formation and principal place of business or registered office, as the case may be, of each such Person.  Except as set forth on Schedule 7.19(b) hereto, no Loan Party or any of its respective Subsidiaries is engaged in any joint venture or partnership with any other Person.

7.20.       Collection Accounts.  (i) Schedule 7.20 designates each Collection Account and (ii) all such Collection Accounts are subject to the Intercreditor Agreement.

7.21.       Disclosure.  None of this Loan Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any Loan Party or any of its respective Subsidiaries in the case of any document or information not furnished by either of them or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to any Loan Party or any of its respective Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

7.22.       Benefits of Intercreditor Agreement.  This Loan Agreement is an “Equipment Loan Agreement” as such term is used in the Intercreditor Agreement.  The Administrative Agent and the Lenders are “Non-Revolving Lenders”, as such term is used in the Intercreditor Agreement.

7.23.       Solvency.  Both before and after giving effect to each incurrence of Indebtedness hereunder, and the payment of all fees, costs and expenses payable by the Borrower hereunder, each Loan Party and each of its respective Subsidiaries is Solvent.

7.24.       Insurance.  Each Loan Party and each of its respective Subsidiaries maintain with financially sound and reputable insurers insurance and such insurance is in accordance with sound business practices in accordance with industry standards and the terms of the Security Documents.

7.25.	Foreign Assets Control Regulations, Etc.

(a)           None of the requesting or borrowing of any Term Loan or the use of the proceeds of such will violate the Trading With the Enemy Act or any of the Foreign Assets Control Regulations or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) the Executive Order and (b) the USA PATRIOT Act);

(b)           No Loan Party’s funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any person, entity, or government subject to trade restrictions under U.S. law, including the U.S. International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, any of the Foreign Assets Control Regulations or any enabling legislation or regulations promulgated thereunder, including the Executive Order and the USA PATRIOT Act, with the result that the Guarantor's investment in Borrower (whether directly or indirectly), is prohibited by law or any Term Loan made by any Lender is in violation of law (such a person, an “Embargoed Person”).

(c)           No Embargoed Person has any interest of any nature whatsoever in a Loan Party with the result that the investment in it (whether directly or indirectly), is prohibited by law or any Term Loan is in violation of law;

(d)           No Loan Party’s funds have been derived from any unlawful activity with the result that any Term Loan to any Loan Party (whether directly or indirectly), is in violation of law; and

(e)           No Loan Party or any of its respective Affiliates (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

For purposes of determining whether or not a representation with respect to any indirect ownership is true or a covenant is being complied with under this Section 7.25, neither the Borrower nor the Guarantor shall be required to make any investigation into (i) the ownership of stock or other securities or (ii) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements.

7.26.       Taxpayer Identification Number.  Each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 16.6.1.

7.27.       Updates to Certain Schedules.  The Borrower may from time to time supplement any of Schedules 7.19(a), 7.20 or 16.6.1 as may be necessary for such Schedules to be accurate and complete as of the date such supplements are delivered and which supplement shall be certified by a Responsible Officer of the Guarantor and in a form reasonably satisfactory to the Administrative Agent.

8.           AFFIRMATIVE COVENANTS.

Each of the Guarantor (as to itself and its Subsidiaries) and the Borrower (as to itself) covenants and agrees that, so long as any Term Loan or Term Note is outstanding or any Lender has any obligation to make any Term Loans:

8.1.          Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Term Loans, the fees and all other amounts provided for in this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Loan Agreement and such other Loan Documents.

8.2.         Maintenance of Office.  The Guarantor will maintain its chief executive office in San Francisco, California and the Borrower will maintain its chief executive office in Suite 102, Corporate Center, Bush Hill Bay Street, Saint Michael, Barbados or, in each case, at such other place in the United States of America (with respect to the Guarantor) or Suite 102, Corporate Center, Bush Hill Bay Street, Saint Michael, Barbados (with respect to the Borrower) as the Borrower shall designate upon thirty days’ prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. In the event that the Guarantor moves its chief executive office to another location within the State of California, thirty days’ prior telephonic notice to the Administrative Agent shall be sufficient.

8.3.	Records and Accounts.

(a)           Each Loan Party will (i) keep, and cause each of its respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and at all times engage KPMG LLP (or other “Big 4” or other nationally recognized firm of independent certified public accountants reasonably satisfactory to the Administrative Agent) as the independent certified public accountants of such Loan Party and each of its respective Subsidiaries or other Affiliates and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of such Loan Party and each of its respective Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Administrative Agent.

(b)           From time to time upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a list of the names, addresses, face value, and dates of invoices for each debtor obligated on account receivables constituting Collateral.  The Borrower shall provide to the Administrative Agent upon request copies of leases to which any portion of the Collateral is subject.

8.4.         Financial Statements, Certificates and Information.  The Borrower will deliver to each of the Lenders:

(a)           as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Guarantor and its Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants reasonably satisfactory to the Administrative Agent;

(b)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor and its Subsidiaries, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the fiscal year of the Guarantor and its Subsidiaries then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Guarantor that the information contained in such financial statements fairly presents the financial position of the Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)           upon the reasonable request of the Administrative Agent, consolidating financial statements of the type referred to in subsections (a) and (b) above for the Subsidiaries of the Guarantor on an aggregated basis (i.e., consolidating with respect to the group of Subsidiaries), all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Guarantor that the information contained in such consolidating financial statements fairly presents the financial position of each of the relevant Person(s) on the date thereof (subject, in the case of those financial statements referred to in subsection (b), to year-end adjustments);

(d)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Guarantor in substantially the form of Exhibit D hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(e)           (i) contemporaneously with the filing or mailing thereof, copies of all public filings containing material of a financial nature filed with the Securities and Exchange Commission or with any national securities exchange or sent to the stockholders of any Loan Party or any of its respective Subsidiaries and (ii) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any of its respective Subsidiaries, copies of each public notice or other public correspondence received from the Securities and Exchange Commission or any national securities exchange concerning any investigation or possible investigation or other inquiry by such agency regarding any financial or other operational results of any Loan Party or any of its respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(f)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and, in any case, simultaneously with the delivery of the Loan Request in accordance with §2.4, a Borrowing Base Report setting forth the Borrowing Base as of the end of the immediately preceding calendar month or as of the date of the Loan Request, as applicable;

(g)           simultaneously with the delivery of the items referred to in subsection (f) above, a container equipment report containing the following information: (i) a separate listing of the number of Containers owned, rented, leased or managed by each of the Borrower and the Guarantor (listing which Container is owned by which entity), together with monthly utilization rate and per diem rental rate information with respect to such Containers in form and detail satisfactory to the Administrative Agent; (ii) the types of container equipment which are then included in the Collateral; (iii) the aggregate Net Book Value of the container equipment then included in the Collateral; and (iv) the aggregate Original Equipment Cost of the container equipment then included in the Collateral; and

(h)           from time to time such other financial data and information (including accountants’ management letters) as the Administrative Agent or any Lender may reasonably request.

Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties or any of their respective Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain.com or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their securities) (each, a “Public Lender”).  Each Loan Party hereby agrees that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in §16.4); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing or anything to the contrary contained herein, the Borrower shall not be under any obligation to mark the Borrower Materials “PUBLIC.”

8.5.	Notices.

8.5.1.      Defaults.  The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto.  If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Loan Agreement or any other note, evidence of indebtedness, indenture or other obligation in excess of $5,000,000 in principal amount to which or with respect to which any Loan Party or any of its respective Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

8.5.2.      Environmental Events.  The Borrower will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that any Loan Party or any of its respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

8.5.3.      Notification of Claim against Collateral.  The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any material setoff, claims (including, with respect to environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent’s rights with respect to the Collateral, are subject.

8.5.4.      Notice of Litigation and Judgments.  Each Loan Party will, and will cause each of its respective Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any material litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Loan Party or any of its respective Subsidiaries or to which any Loan Party or any of its respective Subsidiaries is or becomes a party involving an uninsured claim against any Loan Party or any of its respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect on any Loan Party and stating the nature and status of such litigation or proceedings.  The Loan Parties will, and will cause each of their respective Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Loan Party or any of its respective Subsidiaries in an amount in excess of $5,000,000.

8.5.5.       Notice of ERISA Event.  Each Loan Party will, and will cause each of its respective Subsidiaries to, give prompt notice to the Administrative Agent and each of the Lenders in writing upon the occurrence of any ERISA Event.

8.6.         Legal Existence; Maintenance of Properties.  Each Loan Party will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its respective Subsidiaries and will not, and will not cause or permit any of its respective Subsidiaries to, without providing the Administrative Agent with at least ten (10) Business Days written notice and the Administrative Agent having filed all necessary Uniform Commercial Code financing statements and taking such other actions in order to maintain the perfection of its Liens in all relevant jurisdictions, convert to a limited liability company or a limited liability partnership.  Each Loan Party (i) will use commercially reasonable efforts to cause all of its properties and those of its respective Subsidiaries used or useful in the conduct of their business or the business of its respective Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the relevant Loan Party may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its respective Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §8.6 shall prevent either of the Loan Parties from discontinuing the operation and maintenance of any of any of their properties or any of those of their respective Subsidiaries if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of their or such respective Subsidiary’s business and that do not in the aggregate have a Material Adverse Effect.

8.7.          Insurance.  The Guarantor will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.

8.8.         Taxes.  Each Loan Party will, and will cause each of its respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if:  (i) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings; (ii) if any Loan Party or such respective Subsidiary shall have set aside on its books adequate reserves with respect thereto; and (iii) if adversely determined, the proceedings would not result in a Material Adverse Effect.

8.9.	Inspection of Properties and Books, etc.

8.9.1.      General.  Subject to §16.4, the Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders’ other designated representatives upon reasonable advance notice and at reasonable time during normal business hours, to visit and inspect any of the properties of any Loan Party or any of its respective Subsidiaries, to examine the books of account of such Loan Party and each of its respective Subsidiaries (and to make copies thereof and extracts therefrom), to examine information systems and operational support systems relating to the administration and management of the Collateral and to discuss the affairs, finances and accounts of any Loan Party and each of its respective Subsidiaries with, and to be advised as to the same by, its and their officers (including without limitation cooperating with the Administrative Agent, its nominee or representatives upon notice to provide any information from such information systems and operational support systems reasonably required to obtain a fair picture of the condition, status and location of the Eligible Containers, provided however, that in case of an Event of Default the Borrower shall at the first written request of the Administrative Agent or its representatives provide said information), and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of all components included in the Borrowing Base, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that any such visit and inspection shall be at the expense of the Borrower not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such visits and inspections shall be at the expense of the Borrower).

8.9.2.      Collateral Reports.  No more frequently than once during each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, the Loan Parties will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent’s obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Containers and/or the other components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Containers (including verification as to the value, location and respective types). Collateral value reports shall be conducted and made at the expense of the Borrower not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such collateral value reports shall be at the expense of the Borrower).

8.9.3.      Communications with Accountants.  Each Loan Party authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with such Loan Party’s independent certified public accountants regarding the financial statements delivered pursuant to §8.4 and, in connection therewith, authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any Loan Party and each of its respective Subsidiaries.

8.10.       Compliance with Laws, Contracts, Licenses, and Permits.  Each Loan Party will, and will cause each of its respective Subsidiaries to, comply (a) in all material respects with the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) with the provisions of its Governing Documents, (c) with all agreements and instruments by which it or any of its properties may be bound and (d) with all applicable decrees, orders, and judgments.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Loan Party or any of its respective Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which such Loan Party or such Subsidiary is a party, each Loan Party will, or (as the case may be) will cause such respective Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Loan Party or such respective Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

8.11.       Employee Benefit Plans.  The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242, or 4245 of ERISA.

8.12.       Use of Proceeds.  The Borrower will use the proceeds of the Term Loans solely for the purposes set forth in §7.17.1.

8.13.       Manager Collection Accounts; Collection Account.  Each Loan Party will comply with its obligations set forth in the Intercreditor Agreement with respect to the Manager Collection Accounts (as such term is defined in the Intercreditor Agreement).  At the request of the Administrative Agent or the Required Lenders following the occurrence of an Event of Default, the Loan Parties will establish a bank account with the Administrative Agent or other institution satisfactory to the Required Lenders to receive all amounts related to the Collateral that have been allocated to this Loan Agreement in accordance with the terms of the Intercreditor Agreement.

8.14.       Collateral Security of Foreign Subsidiaries. In the event that any proceeds of Collateral are paid or otherwise deposited into an account (whether deposit, investment or other similar account) of a Foreign Subsidiary, then the Borrower shall cause each relevant Foreign Subsidiary to execute and deliver to the Administrative Agent any applicable Security Documents for the purpose of securing the Obligations of the Borrower, in form, substance and governed by applicable law satisfactory to the Administrative Agent, in order to provide a first priority perfected security interest in the Collateral of such Foreign Subsidiary to the Administrative Agent on behalf of the Secured Parties. Further, the Borrower and each such Foreign Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.14, including, without limitation, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Borrower and the Guarantor as a condition precedent to the initial Term Loans made hereunder pursuant to §11 hereof and, to the extent collateral security is granted pursuant to this §8.14, favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.15.  Intellectual Property; Operations Support Systems.  The Borrower and the Guarantor shall at all times own or otherwise have rights to use all IP Rights that are reasonably necessary for the operation of their respective businesses and the management and administration of all of the Collateral, without conflict with the rights of any other Person.  The Borrower and the Guarantor shall at all times own and/or have rights to use and maintain in good operating condition information systems and operational support systems that are reasonably necessary for the operation of its respective businesses and the management and administration of all of the Collateral.

8.16.  Further Assurances.  Each Loan Party will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Loan Agreement and the other Loan Documents.

9.           CERTAIN NEGATIVE COVENANTS.

Each of the Guarantor (as to itself and its Subsidiaries) and the Borrower (as to itself) covenants and agrees that, so long as any Term Loan or Term Note is outstanding or any Lender has any obligation to make any Term Loans:

9.1.         Restrictions on Indebtedness.  It will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)           Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

(b)           Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §8.8;

(c)           Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Loan Party or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(d)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(e)            Subordinated Debt;

(f)            Indebtedness (in addition to similar Indebtedness permitted under clause (g) hereof) incurred in connection with the acquisition or lease after the date hereof of any real or personal property by such Loan Party or such Subsidiary or under any Capitalized Leases, provided that (i) the aggregate principal amount of such Indebtedness of the Guarantor and its Subsidiaries shall not exceed $25,000,000 outstanding at any one time and (ii) the principal amount of such Indebtedness secured by or relating to the lease of any particular property shall not exceed 100% of the purchase price of such property;

(g)           Indebtedness of the Borrower or the Guarantor under the Senior Revolving Credit Facility (which Indebtedness may vary in amount from time to time as permitted thereunder) and other Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

(h)           any renewal or refinancing of any Indebtedness permitted under this §9.1; provided that any such refinancing or renewal does not (i) increase the aggregate amount of such Indebtedness, (ii) increase the interest rate or fees applicable to, or shorten the weighted average life to maturity of, such Indebtedness or (iii) add to the collateral, if any, securing such Indebtedness in any manner that would violate §9.2;

(i)            Indebtedness of the Guarantor and its Subsidiaries consisting of short-term trade credit extended to the Guarantor or such Subsidiary in the ordinary course of such Person’s business in connection with the acquisition of Containers and other equipment; provided that such Indebtedness shall not be in existence for more than 180 days after the occurrence of the transaction giving rise thereto;

(j)             Indebtedness in respect of Interest Rate Protection Agreements;

(k)            Indebtedness of a Subsidiary of a Loan Party to another Loan Party consisting of Investments permitted by §9.3(e);

(l)            Indebtedness consisting of obligations (contingent or otherwise) of the Guarantor or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(m)           Indebtedness incurred by a Securitization Entity in connection with a Permitted Securitization;

(n)           other Indebtedness at any time; provided that (i) both before and immediately after any such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing and (ii) if such indebtedness is secured, such Indebtedness (other than such Indebtedness (A) in an amount not to exceed $30,000,000 in the aggregate, (B) of and having recourse only to one or more Excluded Subsidiaries; or (C) which constitutes CAI Rail Indebtedness) shall be subject to the Intercreditor Agreement with the lenders in respect of such Indebtedness;

(o)           unsecured Indebtedness incurred by the Guarantor consisting of one or more guaranties of CAI Rail Indebtedness.

9.2.	Restrictions on Liens.

9.2.1.      Permitted Liens.  It will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that precautionary assignments on assets sold by the Borrower to Persons who are not Affiliates of the Borrower (in each case, as permitted hereunder) and subsequently managed by the Borrower shall not be considered a Lien upon the property or assets of the Borrower; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness,” with or without recourse; provided that the Guarantor or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)             Liens in favor of the Guarantor on all or part of the assets of Subsidiaries of the Guarantor (other than Collateral) securing Indebtedness owing by Subsidiaries of the Guarantor to the Guarantor;

(ii)            Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(iii)           deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)           Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by §9.1(c);

(v)            Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(vi)           encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Guarantor or a Subsidiary is a party, and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Guarantor and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

(vii)          Liens existing on the date hereof and listed on Schedule 9.2 hereto;

(viii)         purchase money security interests in or purchase money mortgages on real or personal property acquired (in the case of purchase money security interests) or leased (in the case of Capitalized Leases) after the Closing Date to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted by §9.1(f), which security interests or mortgages cover only the real or personal property so acquired or leased and any proceeds thereof (including, without limitation, leases, Accounts Receivable, instruments and documents);

(ix)           Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations;

(x)            Liens securing the Revolving Credit Facility;

(xi)           Liens consisting of the interest of a lessee under any lease with respect to Containers where the Borrower or the Guarantor is the lessor;

(xii)          Liens on the property listed on Schedule 9.2 hereto that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(h) hereof (subject to all the provisos contained therein); provided that (a) such Liens encumber the same property (and no additional assets or property of the Borrower) as secured the Indebtedness that was so refinanced or renewed and (b) the aggregate amount of Indebtedness secured by such property has not increased as a result of such refinancing or renewal;

(xiii)         interests of lessors in property leased to the Borrower.  The Guarantor or a Subsidiary under §9.1(f);

(xiv)         Liens incurred by a Securitization Entity in connection with a Securitization; and

(xv)         other Liens on the assets of the Guarantor and its Subsidiaries (other than Collateral) securing Indebtedness permitted under §9.1(n) or under §9.1(o); provided that such Liens do not encumber (x) any Collateral or (y) IP Rights and information and operational support systems that are reasonably necessary for the operation of its respective businesses or relating to the administration and management of the assets included in the Borrowing Base.

9.2.2.       Restrictions on Negative Pledges and Upstream Limitations.  It will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Loan Agreement and the other Loan Documents) which directly or indirectly prohibits the Guarantor or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired (other than CAI Rail Collateral or assets or property not constituting Collateral), or (b) enter into any agreement, contract or arrangement (excluding the Loan Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Loan Party (other than CAI Rail and any Excluded Subsidiary) to pay or make dividends or distributions in cash or kind to such Loan Party (other than an agreement made by a Securitization Entity, CAI Rail or an Excluded Subsidiary), to make loans, advances or other payments of whatsoever nature to such Loan Party, or to make transfers or distributions of all or any part of its assets to such Loan Party; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Guarantor or such Subsidiary in the ordinary course of its business.

9.3.         Restrictions on Investments.  It will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

(a)           Investments in marketable direct or guaranteed obligations of the United States of America or Japan that mature within one (1) year from the date of purchase;

(b)           Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States or Japanese banks having total assets in excess of $1,000,000,000;

(c)           Investments in securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of Japan or the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s, and not less than “A 1” if rated by S&P;

(d)           Investments existing on the date hereof and listed on Schedule 9.3 hereto;

(e)           (i) Investments by and between the Guarantor and the Borrower, (ii) Investments consisting of guaranties of Indebtedness of CAI Rail permitted under Section 9.1; (iii) Investments by any Subsidiary of the Guarantor who is not the Borrower in any other Subsidiary of the Guarantor who is not the Borrower and (iv) Investments by the Borrower and/or the Guarantor in CAI Rail or any Subsidiary of the Guarantor that is not the Borrower, including without limitation any Excluded Subsidiary; provided that the aggregate amount of such Investments under this clause (iv) does not exceed, as of any date of determination, the greater of (x) $60,000,000 and (y) the product of (A) twenty-five percent (25%) and (B) an amount equal to the Shareholders’ Equity as of such date; and provided further that both before and immediately after any such Investment under this clause (iv) no Default or Event of Default shall have occurred and be continuing;

(f)            Investments consisting of the guaranty provided by the Guarantor pursuant to §17;

(g)           Investments consisting of advances to employees pursuant to the Staff Loan Program, provided that the aggregate principal amount of loans outstanding at any time under such program shall not exceed $1,500,000;

(h)           Investments by any Subsidiary of the Guarantor who is not the Borrower;

(i)            Investments by the Guarantor and any Subsidiary of the Guarantor in a Securitization Entity in connection with a Permitted Securitization, provided that after giving effect to such Investment the ratio of the Restricted Funded Debt to Restricted Tangible Net Worth shall not exceed 3.50:1.00; and

(j)            other Investments not exceeding $10,000,000 in the aggregate outstanding at any time.

9.4.         Restricted Payments.  Neither the Borrower, the Guarantor nor any of their respective Subsidiaries will make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, the Guarantor may make Distributions in an amount not to exceed 50% of Consolidated Net Income for the most recently ended fiscal year of the Guarantor.

9.5.	Merger, Acquisitions and Consolidation; Disposition of Assets.

9.5.1.     Mergers and Acquisitions.  It will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of the Guarantor with and into the Borrower, with the Borrower as the surviving entity, or with and into a Subsidiary party to the Guaranty, with the Subsidiary party to the Guaranty as the surviving entity, or the merger or consolidation of two or more Subsidiaries of the Guarantor so long as no such Subsidiary is the Borrower and (b) Permitted Acquisitions.

9.5.2.       Disposition of Assets.  It will not, and will not permit any of its Subsidiaries (other than CAI Rail or any Excluded Subsidiary) to, become a party to or agree to or effect any disposition of assets, other than (a) sales of Containers, chassis and Leases by the Borrower or the Guarantor to a Securitization Entity in connection with a Permitted Securitization, (b) the disposition of equipment and leases in the ordinary course of business consistent with past practices, provided that, in connection with any such disposition of Collateral, after giving effect to any such disposition, the sum of the outstanding amount of the Term Loans (after giving effect to all amounts requested) shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time.

9.6.         Sale and Leaseback.  Unless the Required Lenders shall have given their prior written consent, the Guarantor will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Guarantor or any of its Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Guarantor or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, except for such transactions as would be permitted under §9.1(f).

9.7.         Compliance with Environmental Laws.  It will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

9.8.         Amendment of Intercreditor Agreement.  Neither Loan Party will amend, modify or waive the terms of the Intercreditor Agreement except in accordance with the express terms of the Intercreditor Agreement.

9.9.	Employee Benefit Plans. None of any Loan Party or any ERISA Affiliate will:

(a)           engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

(b)           permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived; or

(c)           fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Loan Party or any of its respective Subsidiaries pursuant to §303(k) or §4068 of ERISA; or

(d)           amend any Guaranteed Pension Plan in violation of §206(g)(2) of ERISA or §436(c) of the Code; or

(e)           permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

9.10.       Business Activities.  It will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses of the ownership, management, leasing, sale and other operation of transportation equipment and in related businesses.

9.11.       Fiscal Year.  It will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal (or financial) year from that set forth in §7.4.1.

9.12.	Transactions with Affiliates.

9.12.1.    Except as otherwise permitted by the terms of §7.15, it will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Loan Parties, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s- length basis in the ordinary course of business.

9.12.2.    In providing management and remarketing services with respect to the Containers included in the calculation of the Borrowing Base, it will not, and will not permit any of its Subsidiaries, to discriminate against such Containers in providing such management and remarketing services, and will provide such services with the same skill and care with which it manages all containers and leases included in its managed fleet.

9.13.       Interest Rate Protection Agreements.  The Borrower may enter into Interest Rate Protection Agreements from time to time; provided, however, that the Borrower will not, and will not permit any Subsidiary to, enter into any Interest Rate Protection Agreement other than in the ordinary course of business.

9.14.       Commingling of Assets.  The Guarantor will not, and will not permit any of its Subsidiaries to, commingle any of their respective assets, including, without limitation, any Collateral or any other collections deposited or required to be deposited in any Collection Accounts, with any assets, revenues, funds, payments, collections, proceeds or any other amounts received or held by CAI Rail or in respect of the operations of CAI Rail.

10.           FINANCIAL COVENANTS.

Each Loan Party covenants and agrees that, so long as any Term Loan or Term Note is outstanding:

10.1.       Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth.  The Loan Parties will not permit, at any time, the ratio of (a) Consolidated Funded Debt to (b) Consolidated Tangible Net Worth to be more than the ratio of 3.50:1.00.

10.2.       Minimum Fixed Charge Coverage Ratio.  The Loan Parties will not permit, as at the end of any Reference Period, the ratio of (a) Consolidated Operating Cash Flow to (b) Consolidated Total Debt Service to be less than 1.20:1.00.

11.           CLOSING CONDITIONS.

The obligations of the applicable Lenders to make the Term Loans on the Closing Date and, if applicable, on any Subsequent Funding Date shall be subject to the satisfaction of the following conditions precedent:

11.1.       Loan Documents etc.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.  Each Lender shall have received a fully executed copy of each such document.

11.2.       Certified Copies of Governing Documents.  The Administrative Agent shall have received from the Borrower and the Guarantor a copy, certified by a duly authorized officer of such Person to be true and complete on such date, of each of its Governing Documents as in effect on such date of certification.

11.3.       Corporate or Other Action.  All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of this Loan Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent.

11.4.       Incumbency Certificate.  The Administrative Agent shall have received from the Borrower and the Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or the Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized:  (a) to sign, in the name and on behalf of the Borrower or the Guarantor, each of the Loan Documents to which the Borrower or the Guarantor is or is to become a party; (b) in the case of the Borrower, to make the Loan Request and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

11.5.       Validity of Liens.  The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral.  All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected.  The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

11.6.       Asset List; Perfection Certificates and UCC Search Results.  The Administrative Agent shall have received from the Loan Parties a list of the Eligible Containers to be pledged as Collateral for the Term Loans, and copies of all UCC financing statements, similar security filings in any applicable jurisdiction and any other necessary documentation required to evidence (A) the pledge to the Collateral Agent of, and (B) the release of any existing Liens on, any such assets. The Administrative Agent shall have received from the Borrower and the Guarantor completed and fully executed Perfection Certificates and the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

11.7.       Certificates of Insurance.  The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated on or about the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

11.8.       Borrowing Base Reports.  The Administrative Agent shall have received from the Borrower the initial Borrowing Base Report, dated as of the Closing Date.

11.9.       Financial Condition.  The Administrative Agent and each of the Lenders shall have received from the Borrower (without duplication) and completed a review with results satisfactory to each of them of (i) the consolidated audited financial statements of the Guarantor and its subsidiaries for the three most recently ended fiscal years, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and the consolidated financial statements of the Guarantor and its subsidiaries for the fiscal quarter ending September 30, 2011, (ii) the unaudited consolidating financial statements of the Guarantor and its subsidiaries for the three most recently ended fiscal years and the fiscal quarter ended September 30, 2011, financial projections and such other financial information as the Administrative Agent may request and (iii) the unaudited consolidated and consolidating financial statements of the Guarantor and its Subsidiaries for the fiscal quarter and fiscal year ended December 31, 2011.

11.10.     Opinion of Counsel.  Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from each of (a) Perkins Coie LLP, counsel to the Loan Parties and its their respective Subsidiaries and (b) Clarke Gittens Farmer, special Barbados counsel to the Loan Parties .

11.11.     Payment of Fees and Expenses.  The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the fees referred to in §5.1, together with the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel as of the Closing Date.

11.12.     No Material Adverse Change.  There shall not occurred a material adverse change in (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Guarantor or any of its Subsidiaries, taken as a whole, since the Balance Sheet Date and (b) the facts and information represented to date to the Administrative Agent and the Lenders.

11.13.     Approval of Collateral Pool.  Each of the Administrative Agent and the Lenders shall have reviewed and approved of the composition of the pool of Containers initially included in the Collateral, including without limitation the lessee concentrations with respect thereto.

11.14.     Know Your Customer Information.  Each of the Administrative Agent and the Lenders shall have received from the Loan Parties any necessary “know your customer”, anti-money laundering and any applicable similar information with respect to the Loan Parties which is required pursuant to §16.14.

11.15.    Consents, etc.  Each of the Administrative Agent and the Lenders shall have received from the Loan Parties evidence of the receipt of any required governmental and third party consents and approvals with respect to the term loan facility and the related transactions contemplated by the Loan Documents (all of which shall be final, with no waiting period to expire or ongoing governmental inquiry or investigation).

11.16.     Further Assurances.  Each of the Administrative Agent and the Lenders shall have received from the Loan Parties such schedules, confirmations, assignments, financing statements, certificates, reports and other instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require pursuant to this Section 11.16 in order to carry out more effectively the purposes of the Loan Documents.

11.17.     Representations True; No Event of Default.  Each of the representations and warranties of each Loan Party and its Subsidiaries contained in this Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Term Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Term Loan. The Administrative Agent shall have received a certificate of the Loan Parties signed by Responsible Officers of the Loan Parties to such effect.

11.18.     No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make any Term Loan.

11.19.    Governmental Regulation.  Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

11.20.     Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Loan Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent’s Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

11.21.    Borrowing Base Report; Approval of Collateral Pool.  The Administrative Agent shall have received the Borrowing Base Report required to be delivered to the Administrative Agent in accordance with §8.4(f) and all of the Lenders shall have approved of the composition of the Eligible Containers included therein (such approval not to be unreasonably withheld, delayed or conditioned).

11.22.     Borrowing Base Compliance.  Immediately before and after giving effect to the credit extensions requested, the sum of the outstanding amount of the Term Loans shall not exceed the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time.

11.23.    Additional Security Documents.  The Administrative Agent shall have received any additional Security Documents, or amendments or supplements to existing Security Documents, necessary or desirable to perfect the security interest of the Administrative Agent, on behalf of the Secured Parties, in any Containers to be pledged as collateral for such Term Loan.

12.           [RESERVED].

13.           EVENTS OF DEFAULT; ACCELERATION; ETC.

13.1.      Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           the Borrower shall fail to pay any principal of the Term Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Term Loans, in which case an Event of Default shall occur immediately, such failure shall, except with respect to the failure to pay the outstanding principal amount of the Term Loans on the Maturity Date (for which no cure period shall exist), continue for a period of five (5) days;

(b)           the Borrower or any of its Subsidiaries shall fail to pay any interest on the Term Loans, any fees or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Term Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(c)           the Borrower or the Guarantor shall fail to comply with any of its covenants contained in §§8.1, 8.2 (other than, with respect to the Guarantor, moves within the State of California, or with respect to the Borrower, moves within Barbados), 8.4, 8.5, 8.6, 8.9, 8.12, 9 or 10 or any of the covenants contained in any of the Security Documents (provided, that this reference to covenants in the Security Documents shall not abridge grace periods provided therein with respect to certain Defaults also addressed in this Loan Agreement);

(d)           the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower or the Guarantor by the Administrative Agent;

(e)           any representation or warranty of the Borrower, the Guarantor or any of their respective Subsidiaries in this Loan Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement shall prove to have been false, incorrect or incomplete in any material respect upon the date when made or deemed to have been made or repeated;

(f)            Borrower, the Guarantor or any of their respective Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, (i) any obligation for borrowed money or credit received in an aggregate principal amount in excess of $20,000,000, (ii) any obligation in respect of any Capitalized Leases in an aggregate amount in excess of $20,000,000, or (iii) any obligation in respect of any operating leases with respect to which the present value (calculated at a discount rate of nine percent (9%) per annum) of the future obligations of the Borrower, the Guarantor or any of their respective Subsidiaries thereunder exceeds $20,000,000, or (y) fail to observe or perform any material term, covenant or agreement contained in any agreement referenced in clauses (i) through (iii) above for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(g)           (i) the Borrower, the Guarantor or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, the Guarantor or such Material Subsidiary or of any substantial part of the assets of the Borrower, the Guarantor or such Material Subsidiary or shall commence any case or other proceeding relating to the Borrower, the Guarantor or such Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing; or (ii) if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower, the Guarantor or any Material Subsidiary and, with respect to this clause (ii) only, (x) the Borrower, the Guarantor or such Material Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or (y) such petition or application shall not have been dismissed within thirty (30) days following the filing thereof;

(h)           a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, the Guarantor or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, the Guarantor or any Material Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against Borrower, the Guarantor or any of their respective Subsidiaries that, with other outstanding final judgments, undischarged, against Borrower, the Guarantor or any of their respective Subsidiaries exceeds in the aggregate $5,000,000;

(j)            if any of the Loan Documents shall be cancelled, terminated, revoked, voided or rescinded or the Administrative Agent’s Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k)           any Loan Party or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan in connection with the termination of a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000, or any Loan Party or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan:  (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of §302(0(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower, the Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a Lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to   administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

(l)             the Borrower, the Guarantor or any Material Subsidiary shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of its business if such circumstance could reasonably be expected to have a Material Adverse Effect, and such order shall continue in effect for more than thirty (30) days;

(m)           there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower, the Guarantor or any of their respective Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

(n)           there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower, the Guarantor or any of their respective Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

(o)           Borrower, the Guarantor or any of their respective Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against Borrower, the Guarantor or any of their respective Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower, the Guarantor or such Subsidiary included in the Borrowing Base or any assets of the Borrower, the Guarantor or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $5,000,000; or

(p)           a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Term Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor; provided that in the event of any Event of Default specified in §§13.1(g) or 13.1(h), all such amounts shall become immediately due and payable, automatically and without any requirement of notice from the Administrative Agent or any Lender.

13.2.      Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Term Loans pursuant to §13.1, the Required Lenders may proceed to instruct the Administrative Agent to protect and enforce the rights of the Lenders by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lenders are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lenders.  No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Term Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

13.3.       Distribution of Collateral Proceeds.  In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)	Second, pari passu with respect to the following amounts owed:

(1)           to all other Obligations (other than obligations of the Borrower and its Subsidiaries to any Secured Party with respect to any Interest Rate Protection Agreements or Swap Contracts) in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the fees owing to the Administrative Agent and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

(2)           to obligations of the Borrower and its Subsidiaries to any of the Secured Parties with respect to any Interest Rate Protection Agreements and any Swap Contracts entered into with any Secured Party;

(c)           Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9- 608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

(d)           Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

14.           THE ADMINISTRATIVE AGENT.

14.1.	Authorization.

Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this §14 shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

14.2.	Nature of Duties of the Administrative Agent.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in §16.12), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in §16.12) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

14.3.	Lack of Reliance on the Administrative Agent.

Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

14.4.	Certain Rights of the Administrative Agent.

If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

14.5.	Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

14.6.       The Administrative Agent in its Individual Capacity.

The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Loan Parties or any Subsidiary or Affiliate of the Loan Parties as if it were not the Administrative Agent hereunder.

14.7.	Successor Administrative Agent.

(a)           The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

(b)           Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this §14 shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

14.8.	Withholding Tax.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

14.9.	The Administrative Agent May File Proofs of Claim.

(a)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under the Loan Documents) allowed in such judicial proceeding; and

(ii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)           Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.10.	Authorization to Execute Other Loan Documents.

Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Security Documents and any subordination agreements) other than this Agreement.

14.11.	Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of the Total Commitment and the payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) if such release is permitted under §6.3 or (iv) if approved, authorized or ratified in writing in accordance with §16.12;

(b)           to subordinate, or authorize the subordination of, any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by §9.2.1; and

(c)           to release any Loan Party from its obligations under the applicable Security Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Security Documents pursuant to this §14.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Documents, or to release such Loan Party from its obligations under the applicable Security Documents, in each case in accordance with the terms of the Loan Documents and this §14.

14.12.	[Reserved].

14.13.	Right to Realize on Collateral and Enforce Guarantee.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

14.14.	Indemnity

To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required hereunder (including under §§16.2 and 16.3 hereof) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this §14.14 are subject to the provisions of §2.6.3.

15.           ASSIGNMENT AND PARTICIPATION.

15.1.	Conditions to Assignment.

15.1.1.    Successors and Assignment Generally.  The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor the Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of §15.1.2, (ii) by way of participation in accordance with the provisions of §15.1.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of §15.1.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §15.1.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement.

15.1.2.    Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement (including all or a portion of its Commitment and the Term Loans at the time owing to it); provided that

(a)           except in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the outstanding Principal Balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and in minimum increments of $500,000 in excess thereof unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, however, that if the Borrower shall fail to respond to a request for the Borrower’s consent to a proposed assignment (if the Borrower’s consent thereto is required hereunder) within fifteen (15) Business Days, the Borrower shall be deemed to have consented thereto;

(b)           each partial assignment of any Term Loan shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement with respect to its Term Loan assigned;

(c)           any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(d)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to §15.1.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§5.6, 5.7, 5.9, 16.2 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this subsection shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §15.1.4.  The Administrative Agent shall use commercially reasonable efforts to provide the Borrower with prompt notice of any assignment hereunder.

15.1.3.    Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

15.1.4.   Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or an Affiliate or Subsidiary of any Loan Party or any Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Loan Agreement (including all or a portion of its Term Loan owing to it); provided that (i) such Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Loan Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §16.12(a) that affects such Participant.  Subject to §15.1.5, the Borrower agrees that each Participant shall be entitled to the benefits of §§5.6, 5.7 and 5.9, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §15.1.2.  To the extent permitted by law, each Participant also shall be entitled to the benefits of §16.1 as though it were a Lender, provided such Participant agrees to be subject to §16.1 as though it were a Lender.

15.1.5.    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, European Central Bank or any other applicable central bank for such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.1.6.    Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

16.           PROVISIONS OF GENERAL APPLICATIONS.

16.1.       Setoff.  The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders or Lender Affiliates to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.  Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Term Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Term Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Term Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Term Note or Term Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Term Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Term Notes held by it as contemplated by this Loan Agreement; provided  that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

16.2.        Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, and the preparation, negotiation, execution, delivery and administration of this Loan Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Loan Agreement and the other Loan Documents, including its rights under this §16.2, or (B) in connection with the Term Loans, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.  All amounts due under this §16.2 shall be payable not later than ten Business Days after demand therefor.  The agreements in this §16.2 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.3.	Indemnification.

(a)           The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including (A) special, indirect, consequential or punitive damages or any liabilities actually incurred or paid by any Indemnitee to a third party that does not also have rights as an Indemnitee under this §16.3 and (B) the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Loan Agreement and the other Loan Documents, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof by, an Indemnitee as a result of conduct of the Borrower or any of its Subsidiaries that violates a sanction enforced by OFAC or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)           The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and Other Taxes with respect to this Loan Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(c)           To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, under clauses (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent, such Lender’s pro rata share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof; provided, however, that nothing in this sentence shall prevent any Indemnitee that is entitled to indemnification under §16.3(a) for any such damages or liabilities from seeking indemnification for such liabilities (to the extent paid to a third party that does not also have rights as an Indemnitee under this §16.3) from the Borrower thereunder.  No Indemnitee referred to in paragraph above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           All amounts due under this §16.3 shall be payable not later than ten Business Days after demand therefor.  The agreements in this §16.3 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.4.	Treatment of Certain Confidential Information.

16.4.1.    Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrower upon becoming aware of such requirement, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Loan Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Loan Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and not as a result of any violation of any confidentiality obligation to the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Loan Parties, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

16.5.       Survival of Covenants, Etc.  All covenants, agreements, representations and warranties made herein, in the Term Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Guarantor or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Term Loans, and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Term Notes or any of the other Loan Documents remains outstanding, and for such further time as may be otherwise expressly specified in this Loan Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Guarantor or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Guarantor or such Subsidiary hereunder.

16.6.	Notices.

16.6.1.    Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in §16.6.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, to the Guarantor or to the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 16.6.1; and

(ii)           if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in §16.6.2, shall be effective as provided in §16.6.2.

16.6.2.   Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to §§2, 3 and 4 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such §by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

16.6.3.    The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

16.6.4.    Changes of Address.  The Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

16.6.5.    Reliance by Administrative Agent and the Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

16.7.       Governing Law.  THIS LOAN AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).  EACH PARTY HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §16.6.  THE BORROWER HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

16.8.       Headings.  The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

16.9.       Counterparts.  This Loan Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

16.10.     Entire Agreement, Etc.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §16.12.

16.11.    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each Loan Party hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Loan Party (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Loan Agreement, the other Loan Documents to which it is a party and the Subordination Documents (if any) to which it is a party by, among other things, the waivers and certifications contained herein.

16.12.    Consents, Amendments, Waivers, Etc.  Any consent or approval required or permitted by this Loan Agreement to be given by the Lenders may be given, and any term of this Loan Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Loan Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders and acknowledged by the Administrative Agent.  Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a)           without the written consent of the Borrower and each Lender directly affected thereby:

(i)             reduce, delay or forgive the payment or repayment when due of any Principal Payment Amount, the outstanding Principal Balances of any Term Loans or reduce the rate of interest on the Loans or the priority thereof (other than interest accruing pursuant to §5.10.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

(ii)            release the Guarantor from any of its obligations under the Guaranty;

(iii)           postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Term Loans or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §5.10.2, and (B) any vote to rescind any acceleration made pursuant to §13.1 of amounts owing with respect to the Term Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv)          other than pursuant to a transaction permitted by the terms of this Loan Agreement, release in one transaction or a series of related transactions all or substantially all of the Collateral (excluding if the Borrower or any Subsidiary of the Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in §363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or release the Guarantor from its guaranty obligations under the Guaranty;

(b)           without the written consent of all of the Lenders, amend or waive this §16.12, waive a Default or Event of Default under §13.1(a) or §13.1(b), amend or waive the definition of the term “Borrowing Base”, amend or waive the definition of the term “Required Lenders” or change the number of Lenders which shall be required to take action hereunder, or change §§13.3 or 16.1 in a manner that would alter the pro rata sharing of payments required thereby;

(c)           the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(d)           without the written consent of the Administrative Agent, amend or waive §14, the amount or time of payment of any fee payable for the Administrative Agent’s account or any other provision applicable to the Administrative Agent; or;

(e)           without the written consent of each Lender directly affected thereby, waive any condition set forth in §11.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

16.13.     Severability.  The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

16.14.    USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and/or their Subsidiaries, which information includes the name and address of the Borrower or their Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and their Subsidiaries in accordance with the Act.

16.15.    Appointment of Sole Lead Arranger and Bookrunner.  The Borrower hereby appoints SunTrust Robinson Humphrey, Inc. as Sole Lead Arranger and Bookrunner.  Anything herein to the contrary notwithstanding, the Sole Lead Arranger and the Bookrunner shall not have any powers, duties or responsibilities under this Loan Agreement or any other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

16.16.	Replacement of Lenders.

16.16.1.  In the event (i) any Lender delivers a certificate requesting compensation pursuant to §5.6, (ii) any Lender delivers a notice described in §5.4 or §5.5, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to §5.2.2, (iv) any Lender does not consent (or fails to respond) to a proposed amendment, modification or waiver to any provision of this Loan Agreement or any other Loan Document requested by the Borrower, or (v) the Borrower reasonably determine that any Lender or any Affiliate of a Lender is a Competitor, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in §15), all of its interests, rights and obligations under this Loan Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)           the Administrative Agent shall have received the assignment fee specified in §15.1.2;

(b)           such Lender shall have received payment of an amount equal to the unpaid principal balance of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §5.7) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under §5.6 or payments required to be made pursuant to §5.2.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable laws.

16.16.2.  In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the replacement Lender executes and delivers such Assignment and Assumption to the replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption.  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

16.16.3.  If (i) any Lender shall request compensation under §5.6, (ii) any Lender delivers a notice described in §5.4 or §5.5, or (iii) the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to §5.2.2, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under §5.6, enable it to withdraw its notice pursuant to §5.4 or §5.5, or would reduce amounts payable pursuant to §5.2.2, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

17.           GUARANTY.

17.1.  Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees in favor of the Administrative Agent, for the benefit of itself and the Lenders, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations of the Borrower, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and absent manifest error shall be binding upon Guarantor, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

17.2.  Rights of Lenders.  The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

17.3.  Certain Waivers.  The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender) of the liability of the Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.  The Guarantor waives any rights and defenses that are or may become available to the Guarantor by reason of §§2787 to 2855, inclusive, and §§2899 and 3433 of the California Civil Code.  As provided below, the guaranty contained in this §17 shall be governed by, and construed in accordance with, the laws of the State of New York.  The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this guaranty or the Guaranteed Obligations.

17.4.  Obligations Independent.  The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

17.5.  Subrogation.  The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid in full in cash and performed in full and the Commitments are terminated.  If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

17.6.  Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Guaranteed Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or any of the Lenders exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Loan Agreement and/or this Guaranty.

17.7.  Subordination.  The Guarantor hereby subordinates to the indefeasible payment in full in cash of all Guaranteed Obligations the payment of all obligations and indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, excluding the Excluded Intercompany Obligations, but including any obligation of the Borrower to the Guarantor as subrogee of the Lenders or resulting from Guarantor’s performance under this Guaranty.  Notwithstanding the subordination pursuant to the foregoing sentence, the Borrower may continue to make payments to the Guarantor in the ordinary course of business, unless:  (i) a Default or Event of Default has occurred and is continuing; and (ii) Administrative Agent shall have notified the Borrower in writing that payments of the Borrower's obligations that have been subordinated pursuant to this Section should lapse until such Default or Event of Default has been cured.

17.8.  Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Lenders.

17.9.  Condition of the Borrower.  The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that none of the Lenders has any duty, and the Guarantor is not relying on the Lenders at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower (Guarantor waiving any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same).

18.           ACKNOWLEDGEMENT.

In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledge its respective Affiliates’ understanding, that:  (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and each Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger are and have been acting solely as a principal and are not the financial advisor, agent or fiduciary, for the Loan Parties or their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising the Loan Parties or any of their Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Loan Parties or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or purported fiduciary duty which the Administrative Agent and the Arranger hereby disclaim.

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IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as a sealed instrument as of the date first set forth above.

CONTAINER APPLICATIONS LIMITED, as the Borrower

By:	/s/ Timothy B. Page
	Name:	Timothy B. Page
	Title:	Chief Financial Officer

Signature Page to Term Loan Agreement

CAI INTERNATIONAL, INC., as the Guarantor

By:	/s/ Victor Garcia
	Name:	Victor Garcia
	Title:	President and Chief Executive Officer

Signature Page to Term Loan Agreement

SUNTRUST BANK, as Administrative Agent and as a Lender

By:	/s/ Brian M. Lewis
	Name:	Brian M. Lewis
	Title:	Vice President

Signature Page to Term Loan Agreement

CALIFORNIA BANK & TRUST, as Lender

By:	/s/ Thomas C. Paton, Jr.
	Name:	Thomas C. Paton, Jr.
	Title:	Senior Vice President & Manager

Signature Page to Term Loan Agreement

COMERICA BANK, as Lender

By:	/s/ Carl R. Barkow
	Name:	Carl R. Barkow
	Title:	Vice President

Signature Page to Term Loan Agreement

Exhibit A

FORM OF BORROWING BASE REPORT

Each of the undersigned, CAI International, Inc. (“CAI”) (as to itself and its Subsidiaries), Container Applications Limited (“CAL” and, together with CAI, the “Credit Parties”) (as to itself), hereby certifies, pursuant to the Term Loan Agreement, dated as of April 11, 2012 (as the same may be amended, restated, modified or supplemented and otherwise in effect from time to time, the “Loan Agreement”), by and among the Credit Parties, SunTrust Bank, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) and the other Persons party thereto, that (a) the information set forth in this Borrowing Base Report was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Report has been prepared in accordance with the applicable provisions of the Loan Agreement and the various components thereof, and (c) as of the date of this Borrowing Base Report, there exists no Default or Event of Default.

Except as otherwise specified in this Borrowing Base Report, capitalized terms used herein without definition have the same meanings herein as in the Loan Agreement.

CAI INTERNATIONAL, INC.

By:
Name:
Title:

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

BORROWING BASE WORKSHEET

Borrowing Base as of ___________, 20

A.	Eligible Containers Component of Borrowing Base:

	1.	Original Cost of Eligible Containers:	$

	2.	Depreciation:1	$

	3.	Net Book Value of Eligible Containers (Item A1 minus Item A2):	$

	4.	Formula Percentage:		82.5%

	5.	Net Book Value of Eligible Containers Borrowing Base Component (Item A3 multiplied by Item A4):	$
B.	Borrowing Base (Sum of Item A5):		$

C.	Maximum Available Credit (the lesser of the Total Commitment currently in effect and Item B):		$

D.	Outstandings:

	1.	Term Loans Outstanding:	$

E.	Excess Availability/(Shortfall):

	(Item C minus Item D):		$

1 Containers are to be depreciated in accordance with the depreciation methodology set forth in the definition of Net Book Value contained in § 1.1 of the Loan Agreement.

Exhibit B
FORM OF TERM NOTE

$___________________	________ __, 20__

FOR VALUE RECEIVED, CONTAINER APPLICATIONS LIMITED, a corporation organized under the laws of Barbados (the “Borrower”) hereby promises to pay to _____________________ (the “Lender”), in accordance with its respective Obligations under the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of April 11, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Container Applications Limited, CAI International, Inc., the Lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent, and the other Persons party thereto.

In accordance with its respective Obligations under the Agreement, the Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note (“Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

CONTAINER APPLICATIONS LIMITED

By:
	Name:	Timothy B. Page
	Title:	Chief Financial Officer

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-5

Exhibit C
FORM OF LOAN REQUEST

Date:____________

To:	SunTrust Bank, as Administrative Agent
303 Peachtree Street, Atlanta, Georgia  30308

Attention: ______________________

Ladies and Gentlemen:

The undersigned Borrower (as hereinafter defined), Container Applications Limited, a corporation organized under the laws of Barbados (the “Borrower”) submits this Loan Request pursuant to §2.4 of the Term Loan Agreement, dated as of April 11, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), by and among Container Applications Limited as borrower, CAI International, Inc. as guarantor, SunTrust Bank, as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and the other lending institutions (hereinafter collectively, the "Lenders") and the other Persons party thereto.  All capitalized terms used in this Loan Request shall have the meanings specified in the Loan Agreement unless otherwise defined herein.

The Borrower hereby represents, warrants and certifies to you that (a) the proceeds specified herein shall be used in accordance with the provisions of the Loan Agreement, (b) each of the representations and warranties of the Borrower contained in the Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), (c) the Borrower has performed and complied in all material respects with all of the terms and conditions contained in the Loan Agreement required to be performed or complied with by the Borrower prior to or at the time of the borrowing requested hereunder, (d) at and as of the date hereof, the Borrower is not in default of any of its obligations under the Loan Agreement, and no Default or Event of Default exists and (e) the execution and delivery of this Loan Request has been authorized by all necessary corporate action/proceedings on behalf of the Borrower.

The Borrower requests that the Lenders make Term Loans which are Base Rate Loans [on the Closing Date][on [INSERT DATE FOR SUBSEQUENT FUNDING]] for the Interest Period commencing on the Closing Date and ending on [ ]2/ in the aggregate principal amount of [$__________]3/.

Please acknowledge receipt of this letter by signing and returning to us the enclosed copy.

______________________

2/ Insert the date that is the last day of the calendar quarter following the proposed drawdown date.

3/ Each Loan Request shall be in a minimum aggregate amount of $1,000,000.

C-6

Very truly yours,

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

Exhibit D
FORM OF COMPLIANCE CERTIFICATE

_________ __, 200__

To:           SunTrust Bank, as Administrative Agent
303 Peachtree Street, Atlanta, Georgia  30308
Attention:  ________________

Re:	Compliance Certificate for the Reference Period Ended _______ __, 200__

Ladies and Gentlemen:

Pursuant to §8.4(d) of the Term Loan Agreement, dated as of April 11, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among CAI International, Inc. (“CAI”) and Container Applications Limited (“CAL” or the “Borrower” and, together with CAI, the “Loan Parties”), SunTrust Bank, as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) and the other Persons party thereto, each Loan Party and the undersigned principal financial or accounting officer of the each Loan Party hereby certify that (a) the information furnished below in this report was true and correct as of the last day of the Reference Period ended on the date indicated above, (b) as of the date hereof, no Default or Event of Default under the Loan Agreement has occurred and is continuing, (c) the [quarterly] [annual] financial statements delivered to the Administrative Agent herewith were prepared in compliance with §8.4 of the Loan Agreement and (d) each of the representations and warranties of the Loan Parties contained in the Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

Except as otherwise specified in this Compliance Certificate, the capitalized terms used herein shall have the same meanings ascribed to them in the Loan Agreement.

CAI INTERNATIONAL, INC.

By:
Name:
Title:

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

COMPLIANCE CERTIFICATE WORKSHEET

[to be attached]

Exhibit E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: _____________________________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Container Applications Limited

4.	Administrative Agent: SunTrust Bank, as the administrative agent under the Loan Agreement

5.
Loan Agreement:  Term Loan Agreement, dated as of April __, 2012, among Container Applications Limited, CAI International, Inc., the Lenders and Persons from time to time party thereto, and SunTrust Bank, as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	CUSIP Number

__________	$_______________	$_______________	_______________%
__________	$_______________	$_______________	_______________%
__________	$_______________	$_______________	_______________%

[7.	Trade Date: _____________________]

Effective Date:  ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

SUNTRUST BANK, as Administrative Agent

By:
Title:

[Consented to:]

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to §8.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)).

TERM LOAN AGREEMENT

Schedule 1 (Lenders and Commitments)

LENDER; DOMESTIC LENDING OFFICE; EURODOLLAR LENDING OFFICE	Commitment	Commitment Percentage
SunTrust Bank	$30,000,000	50.00000000%
California Bank & Trust	$20,000,000	33.33333333%
Comerica Bank	$10,000,000	16.66666667%

Schedule 1-1

TERM LOAN AGREEMENT
SCHEDULE 7.3 (Title to Properties; Leases)

NONE

Schedule 7.3-1

TERM LOAN AGREEMENT
SCHEDULE 7.7 (Litigation)

Actions, suits, proceedings, or investigations pending or threatened against the Borrower or its Subsidiaries as of the Closing Date:

NONE

Schedule 7.7

TERM LOAN AGREEMENT
SCHEDULE 7.15 (Certain Transactions)

NONE

Schedule 7.15

TERM LOAN AGREEMENT
SCHEDULE 7.19(a) (Subsidiaries, etc.)

NAME:	PLACE OF ORGANIZATION:	PRINCIPAL PLACE OF BUSINESS/REGISTERED OFFICE:
Container Applications International (U.K.) Limited	England and Wales	Ground Floor Office Suite Knight Court, 49 Crown Street Brentwood, Essex CM 14 4BD United Kingdom
Sky Container Trading Limited	England and Wales	Ground Floor Office Suite Knight Court, 49 Crown Street Brentwood, Essex CM 14 BD United Kingdom
Container Applications International (Malaysia) SDN BHD	Malaysia	Suite 10.05, Level 10, Menara Trend, Intan Millennium Square, 68 Jalan Batai Laut, 41300 Klang, Selangor Darul Ehsan, Malaysia
Container Applications International, Ltd.	Japan	Shinwa Building 6F 9-11 Toranomon 2-Chome Minato-Ku, Tokyo 105-0001 Japan
CAIJ, Inc.	Japan	Shinwa Building 6F 9-11 Toranomon 2-Chome Minato-Ku, Tokyo 105-0001 Japan
Container Applications Limited	Barbados	102, Bush Hill, Bay Street, St. Michael, Barbados West Indies
CAL Funding I Limited	Bermuda	Clarendon House 2 Church Street, Hamilton HM 11 Bermuda
CAI Consent AB	Sweden	c/o BDO Box 310 94 400 32 Goteborg Sweden
CAI Deutschland GmbH	Germany	Neuer Wall 84 20354 Hamburg
CAI International GmbH	Germany	Lahusenstrasse 1 27749 Delmenhorst Germany

Schedule 7.19-1

NAME:	PLACE OF ORGANIZATION:	PRINCIPAL PLACE OF BUSINESS/REGISTERED OFFICE:
CAI Rail, Inc.	United States	Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
SKY Container Trading, Inc.	United States	Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
Container Applications (Singapore) Pte. Ltd.	Singapore	1 Goldhill Plaza #03-39 Goldhill Plaza Singapore (308899)

Schedule 7.19-2

7.19(b)

Joint ventures or partnerships engaged in by the Borrower or its Subsidiaries as of the Closing Date:

CAI International, Inc. owns 80% of CAIJ Inc. (Japan)

Schedule 7.19-3

TERM LOAN AGREEMENT
SCHEDULE 9.1 (Restrictions on Indebtedness)
The following Indebtedness existing on the Closing Date shall be permitted under §9.1(g) of the Loan Agreement:

1.
The amounts payable to the Existing Lenders under Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010, and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012), and the Second Amended and Restated Security Agreement of even date herewith.

Principal amount as of March 31, 2012:  $272,000,000.00

2.
The following amounts payable to the Existing Lenders under certain letters of credit issued under the Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010 and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012), and the Second Amended and Restated Security Agreement of even date herewith:

Reference: Letter of Credit issued by Bank of America Number 68050560
Balance payable as of March 31, 2012:  $83,591.00

3.	The amounts payable to the Development Bank of Japan, Inc. under the $10.0 million five-year Loan Agreement dated August 20, 2009.

Principal amount as of March 31, 2012:  $8,000,000.00

4.	The amounts payable by CAI Consent Sweden AB are as follows:

Lender	Contract	Amount as of 3/31/2012

SG Finans	7100157	37,027.00
SG Finans	7100162	40,008.00
SG Finans	7100188	232,780.00
SG Finans	7100194	126,092.00
SG Finans	7100198	145,891.00
SG Finans	7100201	156,569.00
SG Finans	7100208	378,987.00
SG Finans	7100394	465,769.00
SG Finans	7100423	464,772.00
SG Finans	7100453	540,113.00
SG Finans	7100464	507,926.00
Nordea	2397750527-114	74,849.00
Nordea	2397750527-115	83,163.00
			€3,253,946.00

SG Finans	7100210	336,282.00
SG Finans	7100129	371,484.00

Handelsbanken	10585040	209,266.00
Handelsbanken	10585041	261,271.00
Handelsbanken	10585042	395,983.00
Handelsbanken	10585043	389,669.00

			$1,963,955.00

Schedule 9.2-1

5.	The amounts payable by CAI Consent Germany GmbH as follows:

Lender	Contract	Amount as of 3/31/2012

S Mobilienleasing	297-08-S000001	70,229.49
S Mobilienleasing	297-07-S000009	278,789.12
S Mobilienleasing	297-07-S000008	188,818.77
S Mobilienleasing	297-07-S000007	111,925.49
S Mobilienleasing	297-07-S000004	111,925.48
S Mobilienleasing	297-07-S000003	609,640.09
S Mobilienleasing	297-06-S000005	121,227.71
S Mobilienleasing	297-06-S000004	118,361.98
S Mobilienleasing	297-06-S000003	243,892.71
S Mobilienleasing	297-05-S000030	237,832.41
S Mobilienleasing	297-04-S000057	17,471.05

SG Germany	5860986003 fix	33,733.07
SG Germany	5860986002 fix	10,908.66

			€2,154,756.03

6.
The amounts payable to the Lenders under the Term Loan Agreement, dated as of December 20, 2010 (as amended, modified or supplemented from time to time), among Container Applications Limited, as the Borrower, CAI International, Inc., as the Guarantor, the Lenders and other persons from time to time party thereto, and ING Bank N.V., as Administrative Agent.

Principal amount as of March 31, 2012:  $274,337,144.00

Schedule 7.19-2

TERM LOAN AGREEMENT
SCHEDULE 9.2 (Existing Liens)

Liens held by the following Persons are existing on the Closing Date and shall be permitted under §9.2 of the Loan Agreement:

1.           Bank of America pursuant to that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010 and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012) and the Second Amended and Restated Security Agreement of even date therewith, as amended.

2.           Wells Fargo Bank Northwest, N.A., as trustee, pursuant to that certain (1) Lease Agreement dated as of June 29, 2004, as supplemented, (2) Lease Agreement dated as of November 29, 2004, as supplemented, (3) Lease Agreement dated as of December 9, 2005, as supplemented, (4) Lease Agreement dated as of January 31, 2007, as supplemented, (5) Lease Agreement dated as of August 31, 2007, as supplemented and (6) Lease Agreement dated as of March 28, 2008, as supplemented.

3.           Development Bank of Japan, as Lender, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, and (3) Guaranty, each dated as of August 20, 2009.

4.           ING Bank N.V., as Administrative Agent, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, and (3) Guaranty, each dated as of December 20, 2010 (as amended by Amendment No. 1 dated as of March 11, 2011, and as amaneded by Amendment No. 2 dated as of April __, 2012).

Schedule 7.19.3

TERM LOAN AGREEMENT
SCHEDULE 9.3 (Existing Investments)

The investment in CAIJ Inc. (Japan) totals $337,962.00

The investment in CAI Deutschland GmbH totals $665,371.00

Schedule 9.3-1

Schedule 16.6.1 (Certain Addresses for Notices)

If to the Borrower:	Container Applications Limited
Steuart Tower
One Market Plaza, Suite 900

San Francisco, CA 94105
Attention:  Timothy B. Page, Chief Financial Officer
Telephone:  (415) 788-0100
Fax:  (415) 788-3430
Email:  tpage@capps.com

with a copy to:
Perkins Coie LLP
3150 Porter Drive
Palo Alto, CA 94304-1212
Attention:  Edward Wes
Telephone: 650.838.4302
Fax: 650.838.4350
Email:  wesed@perkinscoie.com
If to the Guarantor:	CAI International, Inc.
Steuart Tower
One Market Plaza, Suite 900
San Francisco, CA 94105
Attention:  Victor Garcia, President and Chief Executive Officer
Telephone:  (415) 788-0100
Fax:  (415) 788-3430
Email:  vgarcia@capps.com

If to the Administrative Agent:	SunTrust Bank
Agency Services
303 Peachtree Street, N. E./ 25th Floor
Atlanta, Georgia 30308
Attention:
Telecopy Number: (404) 658-4906

Schedule 16.6.1-1